UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
FILED BY THE REGISTRANT   ☒
FILED BY A PARTY OTHER THAN THE REGISTRANT   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SUPERNUS PHARMACEUTICALS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPERNUS PHARMACEUTICALS, INC.
9715 Key West Avenue
Rockville, MD 20850
(301) 838-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
VIRTUAL MEETING ONLY
TO BE HELD AT 10:00 A.M. EDT, ON
JUNE 16, 2025

To the Stockholders of Supernus Pharmaceuticals, Inc.:
NOTICE IS HEREBY GIVEN THAT the 2025 Annual Meeting of the Stockholders of Supernus Pharmaceuticals, Inc., a Delaware corporation (Supernus), will be held on Friday, June 16, 2025, at 10:00 A.M. Eastern Daylight Time. The meeting will be held virtually by means of a live webcast and you will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting meetnow.global/MXGLRPM on the meeting date and at the time set forth above. There is no physical location for the Annual Meeting. Your attendance at the virtual Annual Meeting affords you the same rights and opportunities to participate as you would have at an in-person annual meeting.
At the 2025 Annual Meeting of Stockholders, you will be asked to consider and vote upon the following matters:
1.
to elect two (2) directors to hold office for the ensuing three (3) years and until their successors have been duly elected and qualified;

2.
to approve, on a non-binding basis, the compensation paid to our named executive officers;

3.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.
to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 22, 2025, as the Record Date for the determination of holders of common stock of Supernus entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the meeting for those attending the meeting, and for ten days prior to the meeting, at our corporate offices at 9715 Key West Avenue, Rockville, Maryland 20850.
THE BOARD OF DIRECTORS IS SOLICITING PROXIES TO BE USED AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS. ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING VIRTUALLY VIA WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES VIA THE INTERNET OR TELEPHONE WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. SUBMITTING YOUR PROXY IN ADVANCE WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE ANNUAL MEETING IF YOU ATTEND VIRTUALLY VIA WEBCAST.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2025. THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND 2024 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.edocumentview.com/SUPN.
BY ORDER OF THE BOARD OF DIRECTORS
Jack A. Khattar, Secretary
April 30, 2025

SUPERNUS PHARMACEUTICALS, INC.
9715 Key West Avenue
Rockville, MD 20850
(301) 838-2500
DATED APRIL 30, 2025
PROXY STATEMENT
This Proxy Statement is furnished with the attached Notice of Annual Meeting on or about April 30, 2025, to each stockholder of record of Supernus Pharmaceuticals, Inc. (Supernus or the Company) as of the close of business on April 22, 2025 (Record Date), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders (Annual Meeting) of the Company to be held virtually via a webcast on June 16, 2025, at 10:00 A.M. Eastern Daylight Time, and at any adjournment or adjournments thereof for the purposes stated below.
Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on April 22, 2025, the total number of shares of our common stock (Common Stock) outstanding was 55,989,623 shares. Each share of Common Stock will be entitled to one vote per share on all business to come before the Annual Meeting.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
On or about May 2, 2025, we will mail to stockholders a Notice Regarding the Availability of Proxy Materials. Stockholders may access the proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report on the Internet at www.edocumentview.com/SUPN. You can also request that a paper copy of the proxy materials be mailed to you free of charge via the Internet at www.investorvote.com/SUPN, by toll-free telephone at 1-866-641-4276 or by sending an email to investorvote@computershare.com with “Proxy Materials Supernus Pharmaceuticals, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MXGLRPM. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on the Important Notice Regarding the Availability of Proxy Materials (Notice) card and the instructions in this Proxy Statement.
The online meeting will begin promptly at 10:00 A.M. Eastern Daylight Time, on June 16, 2025. We encourage you to access the meeting prior to the start time leaving ample time for the check in process. Please follow the registration instructions as outlined in this Proxy Statement.
We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast and listen-only audio. If you encounter any difficulties accessing the live webcast and listen- only audio before or during the Annual Meeting, please call Local 1-888-724-2416 or International +1 781-575-2748. (toll free). Technical support will be available starting at 9:00 A.M. Eastern Daylight Time, on June 16, 2025, and will remain available until thirty minutes after the Annual Meeting has finished. The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong and reliable internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice card that you received.
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Annual Meeting virtually on the Internet. To register, you must submit proof of your proxy power (legal proxy) reflecting your Supernus holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M. Eastern Daylight Time, on June 13, 2025. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed by email to legalproxy@computershare.com with the email from your bank, broker or nominee, or attach an image of your legal proxy, or you can send your legal proxy by mail to Computershare, Supernus Pharmaceuticals, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

VOLUNTARY ELECTRONIC RECEIPT OF PROXY MATERIALS
   Supernus is pleased to deliver proxy materials electronically via the internet. Electronic delivery allows Supernus to provide you with the information you need for the Annual Meeting in a fast and convenient medium while reducing costs.
   We encourage our shareholders to elect to receive all proxy materials (including the notice of availability of such materials) electronically.

Shareholders of Record Enroll at: www.investorvote.com/SUPN	Beneficial Owners Enroll by contacting your broker
QUORUM AND REQUIRED VOTE
The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed Proxy, the shares of Common Stock represented by such Proxy will not be considered present at the Annual Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed Proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of Common Stock represented by such Proxy will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. Although the Proxy (see our Proxy Card) references the potential for a shareholder proposal to be considered at the Annual Meeting, in accordance with a no-action letter received from the SEC staff on April 30, 2025, that proposal is not included in this Proxy Statement and will not be considered or voted on at the Annual Meeting.
A plurality of the votes cast is required for the election of directors. In the event that neither a “For” nor a “Withhold” is cast for a director, such non-votes will have no impact on the outcome of the election of directors. The rules that determine how your broker can vote your shares state that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes will have no effect on the outcome of the election of directors.
An affirmative vote of the majority of the votes cast, present in person or by proxy at the meeting, is required for the approval of Proposals 2 and 3. Abstentions will have no effect on the outcome of the vote with respect to Proposals 2 and 3, and broker non-votes will have no effect on the outcome of these proposals.
REVOCABILITY OF PROXY
If you are a stockholder of record, any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of Supernus in writing and delivering a duly executed Proxy bearing a later date, or a later-dated online or phone vote or by voting at the virtual Annual Meeting.
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your bank, broker or other nominee, or if you have received a proxy from your bank, broker or other nominee giving you the right to vote your shares at the virtual Annual Meeting, by attending and voting at the virtual Annual Meeting.

DISSENTER’S RIGHT OF APPRAISAL
The matters submitted to the stockholders for their approval will not give rise to dissenter’s appraisal rights under Delaware law.
PERSONS MAKING THE SOLICITATION
The accompanying Proxy is being solicited on behalf of the Board of Directors of Supernus. In addition to mailing the Proxy materials, solicitation may be made in person or by telephone or electronic transmission by directors, officers or other employees of Supernus, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by us. We will request banks, brokers and other nominees to forward Proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 22, 2025 by: (i) any person who, to our knowledge, owns 5% or more of the Common Stock on an as-converted basis, (ii) our named executive officers (“NEOs”) and our directors and director nominees individually, and (iii) all of our executive officers and directors, as a group. Unless otherwise indicated, the address for each of the stockholders listed in the table below is c/o Supernus Pharmaceuticals, Inc., 9715 Key West Avenue, Rockville, Maryland 20850.
Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of April 22, 2025, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholders’ name.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders:
BlackRock, Inc. and its affiliates(1) 50 Hudson Yards New York, NY 10001	8,197,023	14.6%
The Vanguard Group and its affiliates(2) 100 Vanguard Blvd. Malvern, PA 19355	6,214,731	11.1%
Armistice Capital, LLC(3) 510 Madison Avenue, 7th Floor New York, NY 10022	4,836,000	8.6%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One, Austin, TX 78746	2,882,505	5.2%
Macquarie Group Limited and its affiliates(5) 50 Martin Place Sydney, New South Wales, Australia	2,631,897	4.7%
Executive Officers and Directors:
Jack A. Khattar+(6)	4,033,533	7.0%
Timothy C. Dec+(7)	127,681	*
Padmanabh P. Bhatt, Ph.D.+(8)	110,454	*
Jonathan Rubin, M.D.+(9)	84,634	*
Frank Mottola+(10)	141,901	*
Carrolee Barlow, M.D., Ph.D.(11)	83,272	*
Georges Gemayel, Ph.D.(12)	106,727	*
Frederick M. Hudson(13)	141,807	*
Charles W. Newhall, III(14)	223,687	*
Bethany L. Sensenig(16)	19,659	*
All executive officers and directors as a group (10 persons)	5,073,356	8.8%

*
Less than one percent.

+
Such person is a NEO. The NEOs consist of the following: Chief Executive Officer, Jack A. Khattar; Chief Financial Officer, Timothy C. Dec; and the three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer.

(1)
The number of shares is based on information provided in a Schedule 13G filed by BlackRock, Inc. with the SEC on April 22, 2025. BlackRock, Inc. indirectly holds the shares on behalf of its affiliated investment adviser subsidiaries, consisting of Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, which is the beneficial owner of more than five percent (5%) of the shares of common stock, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, and BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power with respect to 8,092,706 shares and sole dispositive power with respect to 8,197,023 shares.

(2)
The number of shares is based on information provided in a Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024. The Vanguard Group has shared voting and dispositive power with respect to 91,019 and 145,789 shares, respectively, and sole dispositive power with respect to 6,068,942 shares.

(3)
The number of shares is based on information provided in a Schedule 13G/A filed by Armistice Capital, LLC with the SEC on February 14, 2025. Armistice Capital, LLC and Steven Boyd are the beneficial owners of 4,836,000. Armistice Capital, LLC and Steven Boyd share voting and dispositive power with respect to 4,836,000 shares.

(4)
The number of shares is based on information provided in a Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on October 31, 2024.

(5)
The number of shares is based on information provided in a Schedule 13G/A filed jointly by Macquarie Group Limited, Macquarie Management Holdings Inc and Macquarie Investment Management Business Trust with the SEC on February November 1, 2024. Macquarie Group Limited is deemed to have beneficial ownership of 2,631,897 shares due to its ownership of Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust. Macquarie Management Holdings Inc. is deemed to have beneficial ownership of and sole voting and dispositive power with respect to 2,631,897 shares due to its ownership of Macquarie Investment Management Business Trust. Macquarie Investment Management Business Trust has sole voting and dispositive power with respect to 2,631,897 shares.

(6)
Includes 1,005,600 shares of common stock held by KBT Trust and 2,019,250 shares of common stock issuable to Mr. Khattar that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(7)
Includes 115,000 shares of common stock issuable to Mr. Dec that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(8)
Includes 97,750 shares of common stock issuable to Dr. Bhatt that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(9)
Includes 75,000 shares of common stock issuable to Dr. Rubin that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(10)
Includes 126,750 shares of common stock issuable to Mr. Mottola that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(11)
Includes 60,702 shares of common stock issuable to Dr. Barlow that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(12)
Includes 88,043 shares of common stock issuable to Dr. Gemayel that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(13)
Includes 88,043 shares of common stock issuable to Mr. Hudson that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(14)
Includes 88,043 shares of common stock issuable to Mr. Newhall that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

(15)
Includes 14,290 shares of common stock issuable to Ms. Sensenig that may be acquired at or within 60 days of April 22, 2025, pursuant to the exercise of outstanding options.

PROPOSAL 1
ELECTION OF DIRECTORS
In April 2012, our stockholders approved the Company’s Amended and Restated Certificate of Incorporation, which divided the Board of Directors into three classes, as nearly equal in number as possible with one class standing for election each year for a three-year term. The term of the Class I directors will expire at the 2025 Annual Meeting of Stockholders, the term of the Class II directors will expire at the 2026 Annual Meeting of Stockholders and the term of the Class III directors will expire at the 2027 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, the successors of the class of directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.
Our Board of Directors shall not be fewer than five and not more than 15 members. At our Annual Meeting, two directors are to be elected. The Board of Directors recommends that stockholders elect Carrolee Barlow, M.D., Ph.D and Jack A. Khattar to hold office until the 2028 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. This slate of directors, recommended and approved by the Board of Directors, was determined following an assessment by the Board of Directors of the skill set and experience of such persons. Each of the nominees named below was re-elected as a director at the Annual Meeting of Stockholders held on June 17, 2022. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason the nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that the nominees will be unable or unwilling to serve if elected, and the nominees have expressed their intention to serve the entire term for which election is sought. The proxies cannot be voted for a greater number of persons than the number of nominees named, which is two nominees.
The following table sets forth below the name, age, service dates and respective position with the Company of each member of our Board of Directors:
Name	Age	Director Since	Position
Class I Directors (Term maturing in 2025)
Carrolee Barlow, M.D., Ph.D.(1)(4)	61	2018	Director
Jack A. Khattar	63	2005	President, Chief Executive Officer and Secretary, Director
Class II Directors (Term maturing in 2026):
Frederick M. Hudson(2)(3)	79	2010	Director
Charles W. Newhall, III(3)(4)	80	2005	Director
Class III Directors (Term maturing in 2027):
Georges Gemayel, Ph.D.(1)(2)(3)(4)	64	2015	Director
Bethany L. Sensenig(2)	49	2023	Director

(1)
Member of Science Committee

(2)
Member of Audit Committee

(3)
Member of Compensation Committee

(4)
Member of Governance and Nominating Committee

Biographical Information
The following is a brief biography of each nominee for election of director and a discussion of the specific experience, qualifications, attributes or skills that led the Board of Directors to select that director for nomination.

Class I Directors with Term of Office Expiring in 2025:
Carrolee Barlow, M.D., Ph.D., has served as a member of our Board of Directors since 2018. Dr. Barlow is a renowned expert in neuroscience and neurodegeneration, rare diseases and clinical development of new therapies. Dr. Barlow serves as Consulting Chief Medical Officer to several companies. Most recently, she was the Chief Medical Officer of Arialys, a position she held from August 2023 to March 2024. Prior to assuming that role, she served as Chief Medical Officer of EScape Bio, a position she held from January 2019 to August 2022. Prior to EScape, Dr. Barlow served as Chief Executive Officer of the Parkinson’s Institute and Clinical Center (Parkinson’s Institute), an independent nonprofit organization providing research, clinical trials and patient care for Parkinson’s and related disorders. There, she led all aspects of basic research, clinical research, and clinical care, as well as partnerships with biotech and pharmaceutical companies. She remained a member of the board of directors for the Parkinson’s Institute until 2019. Before joining the Parkinson’s Institute in 2014, since 2008 Dr. Barlow has also served as a consultant and advisor to a variety of biotechnology companies addressing neurologic, psychiatric, metabolic and rare genetic diseases. She was acting Chief Medical Officer at Amicus Therapeutics leading the execution, analysis and regulatory interactions that resulted in the approval of the first small-molecule therapy for Fabry disease (migalastat). She also led efforts that resulted in the first proof-of-concept clinical studies in patients for two novel biologic programs for Pompe and Fabry diseases. Previously, Dr. Barlow was a co-founder, Chief Scientific Officer and Chief Medical Officer of BrainCells Inc., advancing new therapeutic approaches for neurological and psychiatric disease, and worked at Merck Research Laboratories as Director of Molecular Neuroscience and worldwide leader of the Stroke and Neurodegeneration therapeutic areas. Earlier in her career, Dr. Barlow was a professor at the Salk Institute for Biological Studies, where she was a pioneer in the nascent field of neurogenomics. Dr. Barlow served as a member of the board of directors of Orphazyme A/S, a publicly traded company, and on the scientific advisory boards of ReCode Therapeutics, Kainos Medicine, CIONIC, and Rune Biosciences, each a private company. Dr. Barlow received her M.D. from the University of Utah and completed her residency in internal medicine at The New York Hospital, Cornell Medical Center. She went on to earn a Ph.D. in molecular and developmental biology at the Karolinska Medical Nobel Institute in Stockholm, Sweden. Shortly thereafter, she joined the National Institutes of Health and completed specialty training in endocrinology and a postdoctoral fellowship in neurogenetics at the National Human Genome Research Institute. Dr. Barlow is an author of approximately 100 peer-reviewed research papers, review articles and book chapters, and is an inventor on numerous U.S. patents. Dr. Barlow’s extensive executive and pharmaceutical research experience with various neurological and psychiatric diseases qualifies her to serve as a director.
Jack A. Khattar is the founder of our Company and has served as our President, Chief Executive Officer and Secretary and a Director since 2005. From 1999 to 2005, Mr. Khattar served in various positions during that time as a board member, President and Chief Executive Officer of Shire Laboratories Inc., the drug delivery subsidiary of Shire plc. From 1999 to 2004, he also served as a member of Shire plc’s executive committee. Prior to that, Mr. Khattar served as an executive officer and the Chairman of the management committee at CIMA Labs Inc. (CIMA), a drug delivery company where he was also responsible for business development, corporate alliances and strategic planning. Prior to joining CIMA in 1995, Mr. Khattar held several marketing and business development positions at Merck & Co., Novartis, Playtex and Kodak in various locations, including the United States, Europe and the Middle East. Mr. Khattar currently serves on the boards of directors of Navitor Pharmaceuticals, LLC a privately-held development stage biotechnology company, and on the advisory board of New Rhein Healthcare, a private equity firm. Mr. Khattar also serves as Chairman of the board of directors of scPharmaceuticals and Cognition Therapeutics Inc., two publicly traded pharmaceutical companies. Mr. Khattar earned his degrees in Marketing with a BBA from American University of Beirut and an MBA from the Wharton School of the University of Pennsylvania. Mr. Khattar’s leadership, executive, managerial, business and pharmaceutical company experience, along with his more than 30 years of industry experience in the development and commercialization of pharmaceutical products and drug delivery technologies, qualify him to be a director.
The Board of Directors recommends a vote “FOR” the election of the Class I nominees to the Board of Directors named above.
Class II Directors Continuing for Term of Office Expiring in 2026:
Frederick M. Hudson has served as a member of our Board of Directors and chair of the Audit Committee since 2010. Mr. Hudson retired as a partner in the accounting firm of KPMG LLP in 2006 after a 37 year career with the firm. During Mr. Hudson’s career with KPMG, he was the partner in charge of the health care audit practice for the Washington — Baltimore business unit, and held leadership positions for serving the middle market practice and due diligence and mergers and acquisitions services. He was also a leader of the health care audit practice for the Mid-Atlantic area of KPMG, and served as national account lead partner and venture capital liaison partner. Mr. Hudson currently chairs the audit committee of the board of directors of scPharmaceuticals, Inc., a publicly traded pharmaceutical company. From 2014 to 2019, Mr. Hudson was on the board of directors of Aradigm Corporation, a publicly traded specialty pharmaceutical company, and was also chair of the audit committee and a member of several other board committees. He is a director of GBMC Healthcare, Inc. and its affiliate, Greater Baltimore Medical Center, serving as chair of the board from 2019-2022, and previously as chair of the finance committee and audit committee. He was previously on the board of directors and the audit committee chair of Educate, Inc., Woodhaven Holding Corp., Vicor Technologies, Inc., and Paradigm Management Services LLC; and as a member of the board of directors and the compliance committee of Maxim Healthcare Services, Inc. Mr. Hudson received a B.S. in Accounting from Loyola University Maryland and is a Certified Public Accountant (retired). Mr. Hudson’s extensive accounting and health care audit experience qualify him to serve as a director.
Charles W. Newhall, III has served as a member of our Board of Directors since 2005 and was elected to serve as Chairman of the Board in August 2016. In 1977, Mr. Newhall co-founded New Enterprise Associates (NEA), a venture capital firm that focuses on the medical and life sciences and information technology industries, from which he retired effective December 31, 2012. To date, Mr. Newhall has served as a director of over approximately 60 venture-backed companies. In 1986, he founded the Mid-Atlantic Venture Capital Association (MAVA), which now has over 500 venture capital firms that are members, and is one of the most active regional venture associations in the country. He is Chairman Emeritus of MAVA. He served as an advisor to Greenspring Associates from 2012 to 2021. Before NEA, Mr. Newhall was a Vice President of T. Rowe Price. He served in Vietnam commanding an independent platoon including an initial reconnaissance of Hamburger Hill. His decorations include the Silver Star, Bronze Star V (1st OLC) and the Purple Heart. He earned an Honors Degree in English from the University of Pennsylvania and an MBA from Harvard Business School. Mr. Newhall’s substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director.
Class III Directors Continuing for Term of Office Expiring in 2027:
Bethany L. Sensenig has served as a member of our Board of Directors since August 2023. Ms. Sensenig is currently Chief Financial Officer and Head of Operations of Radius Health, Inc., a commercial stage company focused on osteoporosis and bone heath, where her role is focused on corporate strategy, execution, and financial value creation. From January 2022 through July 2023 she was Chief Financial Officer and Interim Chief Executive Officer of 9 Meters Biopharma, a clinical-stage biotechnology company. 9 Meters Biopharma filed for bankruptcy in July 2023. Prior to that, Ms. Sensenig was Chief Financial Officer and Head of U.S. Operations of Minovia Therapeutics, Ltd., a clinical-stage cell therapy company, where she played a critical leadership role in building the company’s business and financing strategy. She spent 13 years at Biogen Inc., a multinational biotechnology company, where she held several positions of increasing responsibility, the latest of which was Vice President of Finance and Commercial Operations. Ms. Sensenig has played key roles in numerous transactions and acquisition-related deals totaling over $2 billion across Biogen and Minovia and had direct P&L accountability at Biogen for upwards of $1 billion in annual revenue across 30 countries spanning the U.S., Asia-Pacific, Latin America and Europe. Earlier in her career, Ms. Sensenig held financial management and analyst roles at Merck & Co. Inc. and Nexus Technologies, Inc. Ms. Sensenig holds a Bachelor of Science in Accounting and Business Management from Montreat College, a Master of Business Administration from Western Carolina University and is a Certified Management Accountant. Ms. Sensenig’s substantial business and strategic financial leadership experience in the pharmaceutical and biotechnology sectors qualify her to serve as a director.
Georges Gemayel, Ph.D., has served as a member of our Board of Directors since 2015. From February 2011 to December 2012, Dr. Gemayel served as Executive Chairman of Syndexa Pharmaceuticals Corp., a privately held drug development company. Prior to that, in 2010, Dr. Gemayel served as Executive Chairman of FoldRx until its acquisition by Pfizer. From June 2008 until November 2009, Dr. Gemayel served as President and Chief Executive Officer of Altus Pharmaceuticals, a publicly traded pharmaceutical company. From 2003 to 2008, he was Executive Vice President at Genzyme Corporation where he was responsible for Genzyme’s global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann La-Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-Sud University in Paris. France. Dr. Gemayel currently serves as Chairman of the board of directors of GlycoEra AG a privately held company, as well as serving as a director of Disc Medicine Inc., a publicly traded company, and of Flamingo Therapeutics, a privately held company. He was previously a director of Adolor Corporation, a publicly traded company, acquired by Cubist Pharmaceuticals. Inc., a director at Prosensa, acquired by Biomarin, a director at NPS, acquired by Shire, a director of Epitherapeutics, acquired by Gilead, a director of Raptor Pharmaceutical Corp., acquired by Horizon Pharma plc, the Chairman of Enterome Bioscience SA and Dimension Therapeutics, acquired by Ultragenyx, a director of Momenta Pharmaceuticals, a publicly traded company acquired by Johnson and Johnson, the Executive Chairman of Gemini Therapeutics, which merged with Disc Medicine Inc., the Chairman of Dynacure, which merged with Flamingo Therapeutics, and the Chairman of Vascular Magnetics and Oxthera AB, both privately owned companies. Dr. Gemayel’s substantial experience on the boards of directors of life science and healthcare companies and his over 25 years of experience in the pharmaceutical industry, including management and executive positions spanning the United States, Europe and the Middle East, qualify him to serve as a director.

CORPORATE GOVERNANCE
Code of Ethics
We have a code of ethics and business conduct (the “Code of Ethics”) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. A copy of the Code of Ethics is currently available at ir.supernus.com/corporate-governance. Supernus will publicly disclose any waivers or amendments to the Code of Ethics that apply to the Chief Executive Officer (CEO) and senior financial officers pursuant to the requirements of the SEC.
Composition of Our Board of Directors
Our Board of Directors currently consists of six members. Our Class I directors were elected by our stockholders at the 2022 Annual Meeting of Stockholders, our Class II directors were elected by our stockholders at the 2023 Annual Meeting of Stockholders, and our Class III directors were elected by our stockholders at the 2024 Annual Meeting of Stockholders. Our Governance and Nominating Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees.
Our Governance and Nominating Committee’s and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy.
The Nasdaq Stock Market does not require us to disclose demographic information about the members of our Board of Directors. On an aggregate basis, the Board of Directors considers 67% of its members to be diverse, taking into account gender, race, ethnicity, and national origin.
Description of Director Qualifications, Nominating Process and Stockholder Nominations
Members of our Board of Directors should meet certain minimum qualifications including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Board of Directors may consider a variety of other qualities and skills, including (i) expertise in the businesses in which Supernus may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, Nasdaq rules, state law and Supernus’ charter and bylaws.
The Governance and Nominating Committee of the Board of Directors will annually assess the qualifications, expertise, performance and willingness to serve of our existing directors. Such assessments may occur more frequently as circumstances warrant and often involve the entire Board of Directors rather than only the members of the Governance and Nominating Committee. If at any time during the year, the Governance and Nominating Committee, or the full Board of Directors, determines a need to add a new director with specific qualifications or to fill a vacancy on the Board of Directors, the Governance and Nominating Committee will then initiate the search, work with staff support and seek input from directors and senior management, consider nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hire a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board of Directors, will then be identified, preliminarily assessed by the Governance and Nominating Committee and remaining candidates will be presented to the Board of Directors which will then prioritize the candidates. If any of the members of the Board of Directors or senior management have relationships with the preferred candidates, they may initiate contact with a candidate. Alternatively, contact may be initiated by a search firm. The Governance and Nominating Committee will interview remaining candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Board of Directors for final evaluation. The Board of Directors will meet to consider such recommendations and to approve the final candidate, and will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.
The Board of Directors will consider director candidates recommended by our stockholders in accordance with the following procedures. Stockholders may make recommendations with regard to nominees for election to the Board of Directors at future Annual Meetings of stockholders by submitting in writing a notice, received by the Secretary of Supernus, no earlier than 120 days and no later than 90 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders, or, if we did not have an Annual Meeting of Stockholders in the prior year or if the date of the current year’s Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, on or before 15 days after the day on which the date of the current year’s Annual Meeting of Stockholders is first disclosed in a public announcement. Such recommendations or notices of nomination must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. With respect to nominations, notices of nominations must include the written consent of each nominee to be named in the proxy statement as a nominee and to serve as a director if elected. In addition, stockholders submitting nominations must provide certain information pertinent to them as set forth in our Amended and Restated Bylaws, a copy of which has been filed with the SEC. In making recommendations or nominations, stockholders must adhere to all of the required procedures set forth in our Amended and Restated Bylaws. Stockholders should also consider the minimum qualifications determined by our Board of Directors for Board members as noted elsewhere in this Proxy Statement. All nominees for director, including nominees recommended by a stockholder, shall be evaluated on the same basis.
Director Resignation Policy
The Board of Directors has adopted a policy to require any incumbent director nominee who does not receive the affirmative vote of the majority of shares voted in connection with his or her uncontested election to tender his or her resignation from the Board of Directors promptly following certification of the stockholder vote. The Governance and Nominating Committee will consider the resignation and recommend to the Board of Directors whether to accept or reject it. The Governance and Nominating Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate, including the reasons (if any) given by shareholders as to why they withheld their votes, the qualifications of the tendering director, the composition of and number of independent directors remaining on the Board of Directors if the Board of Directors accepted the resignation of the tendering director, and his or her contributions to the Board of Directors and the Company. The Board of Directors, taking into account the Governance and Nominating Committee’s recommendation, will act on each tendered resignation within 90 days following the certification of the stockholder vote. If a director’s tendered resignation is accepted by the Board of Directors, then the Board of Directors may fill any resulting vacancy or may decrease the number of directors comprising the Board of Directors. If a director’s tendered resignation is rejected by the Board of Directors, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal.
Director Independence
Our common stock is listed on The Nasdaq Stock Market. Under Rules 5605 and 5615 of the Nasdaq Marketplace Rules (“Marketplace Rules”), a majority of a listed company’s Board of Directors must be comprised of independent directors. In addition, the Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the Marketplace Rules, an affirmative determination must be made that members of a compensation committee are independent from management in connection with the duties of a compensation committee member. Under Rule 5605(a)(2) of the Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The composition and functioning of our Board of Directors and each of our Board committees complies with all applicable rules and regulations of the SEC and The Nasdaq Stock Market. Our Board of Directors has determined that each of the current directors meets the independence requirement of the Marketplace Rules, with the exception of Mr. Khattar, who serves as our CEO. There are no family relationships among any of our directors or executive officers.
We have not identified any agreements or arrangements relating to compensation provided by a third party to the Company’s directors or director nominees in connection with their candidacy or board service as required to be disclosed by Nasdaq Rule 5250(b)(3).
Board Leadership Structure
Mr. Khattar serves as President and CEO of the Company and Mr. Newhall serves as Chairman of our Board of Directors. While our bylaws and corporate governance guidelines do not require that the CEO and Chairman roles be held by separate individuals, our Board of Directors has elected to separate these roles. This separation was established when the Company was formed in late 2005. The CEO and Chairman of the Board work closely together to execute the strategic plan of the Company. Presently, the CEO is responsible for setting the Company’s strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO and presides over meetings of the full Board of Directors. This current separation of duties has worked effectively for the Company and is the appropriate leadership structure for the Company at this time.
Board of Directors’ Role in the Oversight of Risk Management
Management is responsible for the day-to-day management of risks that we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors is actively involved in oversight of risks that could affect us. The Board of Directors’ oversight is conducted primarily through the full Board of Directors, which has generally retained primary responsibility for general oversight of risks, other than cybersecurity related information technology risks. The Board of Directors has appointed the Audit Committee as its primary body responsible for overseeing risk identification, management and mitigation strategies related to cybersecurity related information technology risks. Our Board of Directors and Audit Committee satisfy their respective responsibilities by receiving written and oral reports at regularly scheduled board and committee meetings from officers responsible for oversight of particular risks within our Company as our Board of Directors and Audit Committee each believe that full and open communication between management and the Board of Directors and its committees is essential for effective risk management and oversight. Additionally, as the primary body overseeing cybersecurity related information technology risks, the Audit Committee is also charged with ensuring management provides a cybersecurity risk update to the full Board of Directors annually enabling the full board to also oversee the management of that risk. As a critical part of these risk management oversight roles, the Board of Directors encourages full and open communication between management, the Board of Directors and its committees. Our Chairman meets periodically with the President and CEO to discuss strategy and risks facing the Company. Senior management attends meetings of the Board of Directors and the Audit Committee and is available to address any questions or concerns raised by the Board or Audit Committee concerning risk management-related and other matters. The Board of Directors and Audit Committee periodically receive presentations from senior management concerning strategic matters involving the Company’s operations to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. In addition to serving as the Board of Directors’ primary body to oversee risk identification, management and mitigation strategies related to cybersecurity related information technology risks, the Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board of Directors with oversight of risk management in the areas of compensation policies and programs. The Governance and Nominating Committee assists the Board of Directors concerning the organization, membership and structure of the Board of Directors and facilitating the annual Board of Directors assessment process.

Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, Compensation Committee and Governance and Nominating Committee. Our Board of Directors approved our Audit Committee, Compensation Committee and Governance and Nominating Committee charters, under which the respective committees operate.
Audit Committee
The current members of our Audit Committee are Mr. Hudson, who is the Chair of the committee, Dr. Gemayel, and Ms. Sensenig. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market. Our Board of Directors has determined that each of Mr. Hudson and Ms. Sensenig is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of The Nasdaq Stock Market, in the case of Mr. Hudson, as a result of his experience as a partner in the accounting firm of KPMG LLP and his service as chair of the audit committee of other companies, and in the case of Ms. Sensenig, as a result of her experience serving as Chief Financial Officer of several private and public companies. Mr. Hudson, Dr. Gemayel, and Ms. Sensenig are independent directors as defined under the applicable rules and regulations of the SEC and The Nasdaq Stock Market. The Audit Committee held five (5) meetings during the last fiscal year. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Stock Market and is currently available at ir.supernus.com/corporate-governance.
Our Audit Committee’s responsibilities include:
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discussing with management and the independent auditors the audited financial statements, the results of the annual audit and the review of our quarterly financial statements;

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discussing with management, internal auditors, and independent auditors the quality and adequacy of our internal controls, and internal auditing procedures;

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reviewing a summary of expenses of all our officers, as defined in Section 16 of the Securities Exchange Act of 1934, as amended, and review on a periodic basis any expenses not currently contemplated by our internal expense policy;

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discussing with management, the internal auditors and the independent auditors the significant risks and exposures facing the Company and related risk mitigation plans;

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serving as the Board of Director’s primary body to oversee risk identification, management, and mitigation strategies related to cybersecurity related information technology risks, and it shall ensure that Company management provides an annual Cybersecurity Risk update to the Board of Directors;

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reviewing with management and the independent auditors our accounting policies, including discussing with the independent auditors any changes in our critical accounting principles;

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discussing with management its processes for complying with certification requirements under the Sarbanes-Oxley Act;

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discussing with the independent auditors any material correcting adjustments identified by the independent auditors;

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determining the engagement of the independent auditors, and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

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reviewing the scope of the annual audit with the independent auditors and approving the audit fee;

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evaluating the independent auditors’ qualifications, independence and performance;

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establish hiring policies for employees or former employees of the independent auditors that meet SEC regulations and applicable Nasdaq listing standards;

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making recommendations regarding the appointment and replacement of the head of the Company’s internal audit department;

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reviewing and approving the internal audit department’s charter, which sets forth the internal audit department’s role, the overall scope of the internal audit plan, and the internal audit department’s budget and resources;

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meeting periodically with the head of the Company’s internal audit department to review the scope and results of the internal audit program, discuss any matters warranting the Audit Committee’s attention;

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reporting to and reviewing with the Board of Directors the performance of the internal audit department;

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review and approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K;

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reviewing and recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K;

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preparing a written report to be included in the Company’s annual proxy statement for each Annual Meeting of Stockholders;

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reviewing with the independent auditors any material communication between the independent auditor and management;

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reviewing, updating and approving a code of conduct and ethics for senior financial officers and certain other employees and agents of the Company;

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establishing procedures for the review and treatment of complaints received regarding accounting, internal accounting control or auditing matters;

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annually reviewing the Audit Committee’s performance; and

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periodically reviewing the Audit Committee charter.

Compensation Committee
The current members of our Compensation Committee are Dr. Gemayel, who is the Chair of the committee, Mr. Newhall and Mr. Hudson. Each of the members of our Compensation Committee are independent under the applicable rules and regulations of the SEC, The Nasdaq Stock Market and the Internal Revenue Service. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee held seven (7) meetings during the last fiscal year. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Stock Market and is currently available at ir.supernus.com/corporate-governance. The Compensation Committee’s responsibilities include:
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reviewing and approving corporate goals and objectives and performance goals relevant to the compensation of our CEO and other executive officers;

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evaluating the performance of our executive officers in light of those goals and objectives;

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setting the compensation of our executive officers, other than the CEO, based on such evaluations and the assessment of our compensation program in conjunction with our compensation consultant;

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reviewing and recommending for approval by the independent directors on the Board of Directors, the compensation of our CEO based on the Compensation Committee’s review of the CEO’s performance;

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making recommendations to the Board of Directors regarding the adoption of incentive compensation plans and equity-based plans, as well as the Company’s 401(k) plan, and administering the Company’s existing incentive compensation plans and equity-based plans;

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making recommendations to the Board of Directors regarding the compensation of directors;

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reviewing and discussing with management the Compensation Discussion and Analysis to be included in the Company’s filings with the SEC, and recommending to the Board of Directors whether such Compensation Discussion and Analysis should be included in the Company’s annual proxy statement or annual report;
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preparing a written report to be included in the Company’s annual proxy statement for each Annual Meeting of Stockholders;

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overseeing management’s succession planning for succession of senior management positions including the position of CEO;

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annually reviewing and evaluating the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter;

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periodically reviewing the Compensation Committee charter; and

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engaging and collaborating with an independent compensation consultant to establish a peer group and assess the Company’s compensation policies and practices in relation to such peer group.

Governance and Nominating Committee
The current members of our Governance and Nominating Committee are Mr. Newhall, who is the chair of the committee and Drs. Barlow and Gemayel. Each of the members of our Governance and Nominating Committee are independent under the applicable rules and regulations of the SEC and The Nasdaq Stock Market. The Governance and Nominating Committee did not hold a meeting during the last fiscal year. The Governance and Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Stock Market and is currently available at ir.supernus.com/corporate-governance.
The Governance and Nominating Committee’s responsibilities include:
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making recommendations to our Board of Directors regarding candidates for directorships and assisting the Board of Directors in identifying and recruiting such individuals;

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reviewing and making recommendations to our Board of Directors regarding qualified individuals to serve as committee members on the various Board committees;

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reviewing the performance, operations and composition of the Board of Directors;

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evaluating the need for continuing education of directors as specifically related to service on the Board of Directors and board committees;

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assessing and reviewing our corporate governance guidelines and recommending any changes to the Board of Directors;

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monitoring and safeguarding the independence of the Board of Directors and reviewing potential conflicts of interest between a director and the Company or a member of senior management;

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reporting and making recommendations to our Board concerning governance matters;

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annually reviewing the Governance and Nominating Committee’s performance; and

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periodically reviewing the Governance and Nominating Committee charter.

Science Committee
On February 23, 2023, the Board formalized the existing practice of certain board members and members of management meeting for focused discussions on the Company’s research and development programs by forming a Board science committee (the “Science Committee”). The members of the Science Committee are:Dr. Barlow, who is the chair of the committee, and Dr. Gemayel. The Science Committee is responsible for engaging in discussions with management on the Company’s research and development programs and reporting on those discussions to the Board. The Science Committee held four (4) meetings during the last fiscal year.
Other Committees
Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Transactions with Related Persons
Procedures for Related Person Transactions
Our Audit Committee is responsible for reviewing and approving all material transactions with any related person on a continuing basis. Related persons can include any of our directors or officers, holders of 5% or more of our voting securities and their immediate family members. This obligation is set forth in writing in our Audit Committee charter. We may not enter into a related person transaction unless our Audit Committee has reviewed and approved such transaction.
Transactions with Related Persons and Certain Control Persons
Other than the transactions set forth below, since January 1, 2024, there has not been any transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. We believe the arrangement set forth below is on terms no less favorable to us than we could have obtained from unaffiliated third parties. The arrangement described below was approved by the Audit Committee under the Audit Committee charter.
We employ an adult daughter of Mr. Khattar in a non-executive, managerial capacity as an Associate Director, Marketing. This individual, who does not reside with and is not supported financially by Mr. Khattar, earned total compensation for fiscal year 2024 of $182,616 and total compensation for fiscal year 2023 of $177,747, which is commensurate with her peers and exclusive of unvested options awarded to her. Mr. Khattar’s daughter is employed on an “at will” basis and compensated on the same basis as our other employees of similar function, seniority and responsibility without regard to her relationship with Mr. Khattar. In addition, the criteria used to complete the hiring decision regarding Mr. Khattar’s daughter were the same criteria used to hire other Associate Directors, Marketing.
Meetings
During the year ended December 31, 2024, the Board of Directors held a total of six (6) meetings. Each of our directors, except for Ms. Sensenig, attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member. During the year ended December 31, 2024, Ms. Sensenig attended 67% and 80% of the meetings of the Board of Directors and the Audit Committee, respectively.
Each member of the Board of Directors who is up for election at the Annual Meeting of Stockholders or who has a term that continues after such meeting is expected to attend the Annual Meeting of Stockholders. Messrs. Hudson and Khattar attended the 2024 Annual Meeting of Stockholders, which was held on June 14, 2024.
Stockholder Communications with the Board of Directors
We have established procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of Supernus Pharmaceuticals, Inc. at 9715 Key West Avenue, Rockville, Maryland 20850. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder — Board Communication” or “Stockholder — Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Secretary will make copies of any such letter and circulate it to the director(s) to whom it is addressed. To the extent that a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Share Ownership and Retention Guidelines
The Compensation Committee of the Board of Directors recommended, and the Board of Directors adopted, Share Ownership and Retention Guidelines for the Board of Directors and the CEO (the “Guidelines”). For additional details regarding the Guidelines, see “Compensation Discussion and Analysis — Corporate Policies Covering Executive Compensation — Share Ownership and Retention Guidelines.”
Insider Trading Policy
The Company’s Policy on Securities Trades by Directors, Officers and Employees (the “Insider Trading Policy”) is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the registrant. The policy prohibits trading in Company securities while aware of material non-public information relating to the Company as well as sharing that information with others who use it to buy or sell securities. It also establishes routine trading blackouts that begin before the end of each fiscal quarter and ends at the close of business on the second business day after the Company files the periodic report with the SEC applicable to such quarterly period. The policy also requires that certain covered individuals “pre-clear” in writing any transactions in the Company’s securities with either the Company’s Chief Executive Officer or its Chief Financial Officer. In addition, the policy requires proposed Rule 10b5-1 trading plans be reviewed and approved by the Company’s Chief Financial Officer, or the Chief Financial Officer’s designee, and may not be approved unless the proposed plan meets a series of requirements, including: a cooling-off period the length of which depends on whether the individual entering into the plan is a director or officer of the Company, and entering into such plan with a securities broker designated by the Company. Through the policy the Company also prohibits hedging and monetization transactions that transfer, with respect to equity compensation received by a director, officer or employee, all or a portion of the risk of a decline in the market price of shares of Company Common Stock.
Margin Accounts and Pledges
The Company prohibits directors, officers and employees from pledging Company securities or holding Company securities in margin accounts.
Limitation of Liability and Indemnification Arrangements
As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
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any breach of the director’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

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any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our amended and restated certificate of incorporation provides that:
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we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law; and

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we will advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS OF SUPERNUS
The following table sets forth the names and ages of our executive officers as of the date of this Proxy Statement.
Name	Age	Position(s)
Jack A. Khattar	63	President, Chief Executive Officer & Secretary, Director
Timothy C. Dec	66	Senior Vice President, Chief Financial Officer
Padmanabh P. Bhatt, Ph.D.	67	Senior Vice President of Intellectual Property, Chief Scientific Officer
Frank Mottola	53	Senior Vice President of Quality, GMP Operations, Information Technology and Regulatory Affairs
Jonathan Rubin, M.D.	63	Senior Vice President, Chief Medical Officer, Research and Development
Jack A. Khattar. See “Election of Directors.”
Timothy C. Dec has more than 35 years of experience in accounting and finance across many industries, including healthcare. His experience includes serving in chief financial officer or other senior financial executive roles at three publicly traded companies listed on Nasdaq, and with private equity-backed companies. Most recently, from April 2015 to July 2021, Mr. Dec was Chief Financial Officer of OpGen, Inc., a Nasdaq listed company engaged in the development and commercialization of molecular microbiology solutions to help combat infectious diseases. Prior to joining OpGen, Mr. Dec served as Senior Vice President and Chief Financial Officer for Clubwidesports, LLC, a start-up sports management software company, from January 2014 to April 2015. From August 2007 to December 2012, Mr. Dec served as Senior Vice President and Chief Financial Officer of Fortress International Group, Inc., a publicly traded company. From June 2006 to August 2007, Mr. Dec was Senior Vice President, Chief Financial Officer of Presidio Networked Solutions, a private company, and from June 1999 to June 2006, was Senior Vice President, Chief Accounting Officer and Treasurer of Broadwing Corporation (formerly Corvis Corporation), a publicly traded company. Mr. Dec also has public accounting firm experience and served as an Adjunct Professor teaching M.B.A courses in finance at Mount St. Mary’s University from January 2013 to August 2017. Mr. Dec received his B.S. in accounting from Mount St. Mary’s University and an M.B.A. in finance from American University.
Padmanabh P. Bhatt, Ph.D., has served as our Senior Vice President of Intellectual Property and Chief Scientific Officer since March 2012. Prior to that, he served as our Vice President of Pharmaceutical Sciences since 2005. From 2003 to 2005, Dr. Bhatt was Vice President of Advanced Drug Delivery at Shire Laboratories Inc. From 2001 to 2003, Dr. Bhatt served as Vice President of Research and Development and Chief Technology Officer at Point Biomedical Corporation. From 1996 to 2001, he served at ALZA Corporation (now a Johnson & Johnson company) in various positions from Product Development Manager to Director of Technical Development. Prior to that time, Dr. Bhatt held positions as Research Specialist and Group Leader of Novel Drug Delivery at Dow Corning Corporation (from 1992 to 1996) and Senior Scientist at Hercon Laboratories (from 1989 to 1992). Dr. Bhatt earned his Bachelor of Pharmacy and Master of Pharmacy degrees from the University of Bombay, India. He also holds M.S. and Ph.D. degrees in Pharmaceutical Chemistry from the University of Kansas.
Frank Mottola has served as our Senior Vice President of Quality, GMP Operations, Information Technology and Regulatory Affairs since March 2024. Mr. Mottola assumed responsibility for the Company’s Regulatory Affairs function in anticipation of Ms. Martin’s retirement in 2024. Prior to that, Mr. Mottola was Senior Vice President of Quality, GMP Operations and Information Technology since January 2020. Before 2020, Mr. Mottola was Vice President of Quality, GMP Operations and Information Technology from 2017 to 2020. From 2014 to 2017, he served as Vice President of Quality and GMP Operations. Mr. Mottola served as Director of Quality from 2005 to 2013. Prior to 2005, Mr. Mottola was the Director of Quality at Able Laboratories and previously held various positions at Ortho Clinical Diagnostics (a Johnson & Johnson company). He has over 25 years of experience in the pharmaceutical industry and holds Bachelor of Science degrees in Biology and Business Administration from Rutgers University and Walden University, respectively.

Jonathan Rubin, M.D., has served as our Senior Vice President, Chief Medical Officer, Research and Development since January 2021. Before joining the Company in February 2020 as Senior Vice President, Clinical Research and Medical Affairs, Dr. Rubin was Chief Medical Officer of Atentiv, Inc. from May 2018 to February 2020 where he was responsible for clinical strategy and the design of clinical trials. From October 2017 to July 2018, Dr. Rubin was a clinical consultant to Chondrial Therapeutics, Inc. responsible for developing clinical strategy and trials for frataxin replacement therapy. From August 2013 to September 2017, Dr. Rubin was Chief Medical Officer of Alcobra, Inc. where he was responsible for oversight of the company’s clinical development, medical affairs, biometrics and pharmacovigilance, participated in the completion of two Phase III studies in ADHD and assisted with orphan drug and fast track designations for product candidates. From February 2007 to July 2013, Dr. Rubin was Medical Director of Clinical Development and Medical Affairs for Shire Pharmaceuticals where he supported the company’s ADHD portfolio and assisted with the design, execution and interpretation of Phase II, Phase IIIB and Phase IV studies, and from March 2011 to December 2011, he also served as Director, Scientific Licensing Assessment, identifying and evaluating business development opportunities in the neuropsychiatric therapeutic area including autism and ADHD. Prior to entering the biopharmaceutical industry, Dr. Rubin was in private practice as a developmental-behavioral pediatrician for 16 years. Before entering private practice, Dr. Rubin was a pediatric resident at Albert Einstein/Montefiore Hospital in the Bronx, New York and a fellow in ambulatory pediatrics at Boston’s Children Hospital. Dr. Rubin received his M.D. from the University of Connecticut School of Medicine, his Master of Business Administration from the Columbia School of Business and his Bachelor of Science in molecular biophysics and biochemistry from Yale University.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Discussion and Analysis that follows provides a description of our compensation program as well as the compensation for each of the individuals listed below. We refer to these individuals throughout the Compensation Discussion and Analysis and the tables and narratives that follow as our Named Executive Officers, or NEOs. For 2024, our named executive officers were as follows:
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Jack A. Khattar, Chief Executive Officer, President & Secretary

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Timothy C. Dec, Senior Vice President, Chief Financial Officer

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Jonathan Rubin, MD, Senior Vice President, Chief Medical Officer, Research and Development

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Padmanabh P. Bhatt, Ph.D., Senior Vice President of Intellectual Property, Chief Scientific Officer

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Frank Mottola, Senior Vice President of Quality, GMP Operations, Information Technology and Regulatory Affairs

Executive Compensation Philosophy; Say on Pay Support
Our executive compensation program is designed to align the interests of our NEOs and all other executive officers with those of our stockholders by rewarding executives with incentives that are closely linked to the Company’s achievement of short-term and long-term business objectives. The program is focused on successfully attracting and retaining highly qualified and motivated executives and providing compensation levels and programs that are competitive with comparably sized pharmaceutical and biotechnology companies in the United States. The Compensation Committee seeks to deliver a competitive compensation program to retain and motivate our executives by rewarding their contributions and the value they create for all of our stockholders. As described below, an independent compensation consultant assists our Compensation Committee in this process.
At our 2024 Annual Meeting of Stockholders, stockholders voted overwhelmingly in favor of our compensation program for our NEOs through our annual “Say-on-Pay vote” with more than 95% of votes cast approving the program. The Compensation Committee believes this approval by our stockholders shows strong support for our executive compensation program and philosophy.
Pay for Performance; Alignment of Interests
We structure our compensation program to align the interests of our NEOs and all other executive officers with the interests of our stockholders. We believe that each executive officer’s compensation should be tied directly to helping the Company achieve its mission and, in so doing, delivering value to our stockholders. Therefore, a significant part of each executive officer’s compensation, other than the CEO, depends on the overall performance of the Company, the executive’s individual performance and their achievement of individual performance objectives, which are established by the Compensation Committee and support the achievement of the Company’s Corporate Objectives (defined below).
The CEO’s performance is measured by reference to the overall performance of the Company, specifically the achievement of Corporate Objectives. As a result, a significant part of the CEO’s compensation is dependent on the short and long-term performance of the Company and the achievement of Corporate Objectives as well as longer term comprehensive personal performance goals. These goals include, but are not limited to, the attainment of specific key financial metrics, the development of commercial products and the successful execution on projects that are designed to support the performance of the Company.
The CEO and Compensation Committee (and the full Board of Directors in the case of our CEO) regularly review each executive’s total compensation to ensure that it is aligned with overall company performance. The CEO and Compensation Committee also assess the individual performance of each executive (other than our CEO) in making compensation decisions related to base salary, cash bonuses and equity awards. This assessment involves consideration of objective measures, including Corporate Objectives, overall Company performance, Personal Performance Goals and an assessment of the executive’s ability to execute and contribute to the Company’s overall long-term strategy. The executive’s overall operational excellence and leadership ability are also important components of their individual performance. In assessing each executive’s individual performance, the CEO and Compensation Committee evaluate how well each executive fulfilled their obligations in the past year, including consideration of how well the operations or functions for which the executive is responsible performed during the year.
In the case of the CEO, the full Board of Directors evaluates the performance of our CEO, including assessing it against the overall annual performance of the Company. The evaluation also includes reviewing the achievement of specific Corporate Objectives that are designed to support the Company’s strategy and drive both short and long term Company performance to create value for stockholders. These Corporate Objectives may include, among others, the acquisition of corporate entities or assets, the organic development of strategic assets that are fundamental to the future growth of the Company and the development of new chemical entities that could drive long term performance. Certain of the Corporate Objectives approved by the Board of Directors for 2024 are set forth under the heading “Compensation Discussion and Analysis — Elements of Executive Compensation — Corporate Performance Goals.” In addition, the Board of Directors assesses the CEO on his ability to identify and evaluate strategic opportunities for and risks to the Company.
Compensation Program Design
We believe our executive compensation program is reasonable and appropriate because it is aligned with our business goals, research and development programs for future product development and our goal of delivering value to our stockholders. We rely on the expertise of our executive management team to drive overall company performance. The Compensation Committee believes that the design and operation of our CEO compensation program is appropriate given the impact the CEO has on the development of strategic programs designed to reach long-term goals, internal assets, and the achievement of Corporate Objectives. These components provide important future benefits for the Company and its stockholders.
Our overall compensation program is designed to attract, retain and motivate key employees by providing competitive, equitable compensation, based on their performance, in the form of base salary plus short-term (cash bonus) and long-term incentives including equity awards with vesting tied to the achievement of defined performance goals.
The Compensation Committee believes that the design of our executive compensation program, with its emphasis on reward for achievement of the key goals that comprise our annual and long-term business plan, does not create incentives for our executives to take excessive or unnecessary risks that could threaten the value of the Company or are reasonably likely to cause a material adverse effect on the Company. As discussed in greater detail under the heading “Compensation Discussion and Analysis — Role of Compensation Consultant,” the Compensation Committee’s independent compensation consultant, the Human Capital Solutions practice of Aon plc (“Aon”), annually performs a risk assessment of our executive compensation programs.
Role of Compensation Committee
The Compensation Committee is responsible for providing oversight of our executive compensation program for the CEO, CFO, all other NEOs and members of our executive management team. With the assistance of its independent compensation consultant, Aon, the Compensation Committee reviews and evaluates the executive compensation program on an annual basis to ensure that the program is aligned with stockholder interests. This includes evaluating various factors, such as peer group information, in light of our compensation philosophy.
The Compensation Committee is also responsible for reviewing the annual performance evaluations of each NEO prepared by the CEO and the recommendations the CEO makes to the Compensation Committee regarding base salary, cash bonuses and equity awards for the NEOs other than the CEO. Taking into consideration the peer group data, the achievement of corporate and individual objectives and the executive’s overall performance, the Compensation Committee reviews the recommendations of the CEO and modifies or approves such recommendations regarding base salary, cash bonuses and equity awards for each NEO other than the CEO. The Compensation Committee and the full Board of Directors review the Compensation Committee’s decisions regarding the base salary, cash bonuses and equity awards for the CEO.
In the case of the CEO, the Compensation Committee conducts an annual assessment of the CEO’s performance measured by reference to the overall performance of the Company, specifically reviewing the achievement of Corporate Objectives, the long-term strategic programs of the Company and the Company’s performance relative to its competition and peer group, among other factors. Following its assessment, the Compensation Committee makes recommendations to the full Board of Directors regarding the CEO’s compensation. The full Board of Directors then reviews the Compensation Committee’s assessment and recommendation, and with input from the Compensation Committee, makes a final decision concerning the CEO’s base salary, cash bonus and equity awards. The CEO is not in attendance during discussions regarding his compensation held by the Compensation Committee or the full Board of Directors.
Role of Compensation Consultant
The Compensation Committee retains an independent compensation consulting firm to provide advisory services concerning our executive compensation programs. In 2024, Aon assisted the Compensation Committee by providing the following services:
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Assisting in establishing a peer group of publicly-traded companies to help assess our executive compensation program;

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Preparing a competitive comparison of peer groups and market data analysis, including data used for reviewing the compensation of our CEO, CFO, the other NEOs and other members of our executive management team;

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Reviewing and advising on certain materials provided to the Compensation Committee for discussion and approval;

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Participating in certain of the Compensation Committee’s meetings in 2024;

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Assisting in the pay for performance assessment of the CEO’s performance relative to the CEO’s entire compensation package;

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Assisting in the assessment of the Board of Directors compensation;

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Conducting a risk assessment on our overall executive compensation programs; and

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Reporting on certain governance and regulatory trends.

The members of the Aon team provide data and advice to the Compensation Committee, including with respect to the development of the pay for performance assessment of the CEO. Other than providing the information identified above, the Aon team does not provide any other services unless specifically requested by the Compensation Committee. Aon follows its internal guidelines and practices to guard against any conflict of interest and to ensure the objectivity of its advice. The Compensation Committee analyzed whether Aon was independent pursuant to SEC and Nasdaq listing rules and whether the work of Aon as a compensation consultant raised any conflict of interest. Based on its analysis, the Compensation Committee determined that Aon was independent and that the work of Aon and the individual compensation advisors employed by Aon does not create any conflict of interest.
Role of Company Management
The CEO provides his recommendations to the Compensation Committee concerning each NEO’s contribution to the achievement of Corporate Objectives, which is the primary basis for each executive’s cash bonus. The NEO’s individual performance is the primary basis for the equity award and is a factor in each executive’s cash bonus (other than the CEO). The CEO’s cash bonus is solely based on the achievement of Corporate Objectives. The recommendations take into account the peer group data provided by Aon. In addition, the CEO annually leads management in setting the research and development and business goals that are used to recommend the Corporate Objectives. The CEO works closely with the Compensation Committee to ensure that the Compensation Committee is provided with the appropriate information to make its decisions and to propose recommendations for the Compensation Committee’s consideration. The

Compensation Committee develops the compensation plans by evaluating compensation data from Aon, overall Company performance and the recommendations of the CEO. Once approved by the Compensation Committee, the CEO communicates those decisions to management for implementation.
Use of Peer Group Data
Our executive compensation program seeks to provide total compensation at pay levels of executives with similar roles at comparable companies when targeted levels of performance are achieved. Use of peer group survey data provided by Aon plays a significant role in the structure of the compensation program. It is an important input in setting base salaries and target levels for cash bonuses and equity awards and to establish target compensation levels that are market competitive in order to attract and retain talent.
The Company participates in compensation surveys conducted by Aon each year. The Company has access to the resulting Aon reports, which are specific to the pharmaceutical and biotechnology industries and provide data on salaries, cash bonuses and equity awards for specific job functions. Aon’s input is a significant input for assessing our executive compensation program.
With the guidance of Aon, the Compensation Committee determined the Peer Group for use and reference in 2024. The Compensation Committee used the peer data and the assistance of Aon to identify a reasonable reference point for base salaries, cash bonuses and equity awards. The Committee then analyzed overall company and individual executive performance to make final compensation decisions, which were recommended to the Board of Directors for approval (in the case of the CEO).
The criteria the Committee used for selecting peers included:
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Public commercial biopharmaceutical companies with a product on the market;

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Market capitalization values generally between $600 million and $5.4 billion;

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Companies with annual revenue generally between $200 million and $2 billion; and

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Companies with 225-2,000 employees reflecting other organizations of similar scale and complexity.

Using these criteria, the following companies were determined to comprise the Company’s peer group (the “Peer Group”):
ACADIA Pharmaceuticals Inc.	ANI Pharmaceuticals, Inc.	Emergent Biosolutions Inc.	Ligand Pharmaceuticals Incorporated
Alkermes Plc	Collegium Pharmaceutical, Inc.	Halozyme Therapeutics, Inc.	Pacira Biosciences, Inc.
Amicus Therapeutics, Inc.	Corcept Therapeutics Incorporated	Harmony Biosciences Holdings, Inc.	PTC Therapeutics, Inc.
Amphastar Pharmaceuticals, Inc.	Dynavax Technologies Corporation	Ironwood Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.
Compared to the Peer Group, for 2024, the Company was at the 51st percentile of revenues, 39th percentile of market capitalization, 67th percentile for 1 year total shareholder return, and the 61st percentile of Peer Group headcount.
Elements of Executive Compensation
The main components of our executive compensation program are:
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Base salary;

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Annual cash bonus; and

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Long-term incentives — equity awards in the form of options, restricted stock units (“RSUs”), and performance stock units (“PSUs”).

The following discussion describes how each of these elements of compensation fit into our overall compensation objectives and describes how and why compensation decisions were made with respect to each element based on our year-end analysis of competitive market data and our annual review of Corporate Objectives and individual performance.
Base Salaries
Base salaries are paid in order to provide a fixed component of compensation for the CEO, CFO, other NEOs and other members of executive management. For 2024, on February 22, 2024, the Compensation Committee, based its assessment of performance, the CEO’s recommendation and comparison with data from the Aon report, reviewed the base salaries of the CEO and the CFO, other NEOs and the other executive officers. Each executive officer’s individual performance and tenure were also evaluated. For each of these executive officers, based on the CEO’s recommendation (other than with respect to the CEO) and the executive officer’s individual performance and contribution to the achievement of Corporate Objectives, the Compensation Committee approved an increase in the respective base salary from the 2024 level (other than with respect to the CEO) to be within a range that is competitive with salaries paid to comparable officers at companies in the Peer Group. With respect to the CEO, based on the foregoing, the Compensation Committee recommended the Board of Directors approve an increase of the CEO’s base salary from the 2023 level to be within a range that is competitive with salaries paid to comparable CEOs at companies in the Peer Group. The full Board of Directors reviewed the approved increase and approved an increase in the CEO’s base salary based on its review and the Compensation Committee’s recommendation. The table below sets forth our NEOs base salaries for 2023 and 2024.
	Base Salary		Percentage Change
Name	2023	2024
Jack A. Khattar	$963,000	$1,001,500	4.0%
Timothy C. Dec	$453,800	$485,500	7.0%
Padmanabh P. Bhatt, Ph.D.	$427,700	$440,500	3.0%
Jonathan Rubin, M.D.	$440,000	$466,400	6.0%
Frank Mottola	$352,700	$377,400	7.0%
Annual Cash Bonuses
Annual cash bonuses are intended to reward individual performance by providing executive officers with an opportunity to receive additional cash compensation based primarily on the Company’s performance and, secondarily, for the executive officer’s achievement of individual goals. As described in greater detail below, performance is measured by the achievement of Corporate Objectives approved by the Board of Directors, and the assessment of the Compensation Committee, based on recommendations from the CEO, of how well the executive officer performed his or her role in contributing to stockholder value during the applicable year and achieved his or her individual goals.
Target Setting
Cash bonus targets, expressed as a percentage of base salary, for the CEO, CFO, the other NEOs and all other members of executive management, were set within a range that is competitive with cash bonuses paid to comparable officers at the companies in our Peer Group. While the CEO recommends each officer’s cash bonus target (other than for the CEO) to the Compensation Committee, the Compensation Committee has the discretion to adjust each officer’s target as it deems appropriate. Potential reasons for adjusting cash bonus targets include the impact of the officer’s position on the Company’s results and how the officer’s base salary, upon which the bonus is based, has increased historically. The length of time an officer has been in his or her current role and how the officer’s role fits within the hierarchy of the Company are also considered. None of the NEOs cash bonus targets as a percentage of their respective base salaries increased in 2024 as compared to 2023.

Elements of Cash Bonus
Each cash bonus target opportunity consists of two elements: (i) a Company performance element and (ii) an individual performance element (other than for the CEO whose cash bonus is based solely on Company performance elements). The targets and the relative weighting of objectives for the NEOs in 2024 were as follows:
	Target Bonus as a % of Base Salary)	Weighting of Objectives
Name		Company	Individual
Jack A. Khattar	75%	100%	0%(1)
Timothy C. Dec	45%	60%	40%
Padmanabh P. Bhatt, Ph.D.	35%	60%	40%
Jonathan Rubin, M.D.	40%	60%	40%
Frank Mottola	35%	60%	40%

(1)
The CEO’s performance is measured by reference to the overall performance of the Company, specifically the achievement of Corporate Objectives.

Corporate Performance Goals
Each year, we measure our annual corporate performance against our achievement of the key objectives and goals set forth in our annual business plan, which we refer to as our Corporate Objectives. The achievement of specified financial measures, such as annual operating income or revenue growth targets, are also considered to be important measures as a result of the growth and maturity of our company and our emergence as a long term, sustainably profitable business. In evaluating the overall performance of the Company, the Compensation Committee takes into account our strategic focus, which is to develop and commercialize products for the treatment of central nervous system (CNS) diseases. This strategy is anchored around the continued growth of our current commercial products and selective investments in our research and development pipeline, in-licensed technology and technology platforms which are designed to realize long-term growth for our Company. The strategy is also based on appropriate acquisitions of corporate assets. At the beginning of 2024, the CEO recommended, and the Compensation Committee and Board of Directors approved and assigned weights to certain Corporate Objectives for 2024 covering various key projects and financial goals including the following:
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SPN-812

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Submit a specific filing to the Food and Drug Administration (“FDA”) for approval

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Complete a specified study for a development project

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Enroll 50% of patients in a specified study

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SPN-817

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Topline data for Phase 2a study

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Initiate Phase 2b study

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SPN-820/821

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Complete Phase 2a study and report results

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Complete enrollment in Phase 2b study

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Complete a specified manufacturing objective

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SPN-830

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Obtain FDA approval

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Launch product

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SPN-840

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Complete requirement for supplemental new drug application

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Financials

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Achieve specific gross or net revenue objectives

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Achieve adjusted EBITDA objective

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R&D Discovery Program

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Complete a specified pharmacology evaluation

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File investigational new drug application for first-in-human study

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Complete a specified manufacturing goal for first-in-human study

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Initiate first-in-human study

The cash bonus program has various payout levels depending on the Company’s performance measured against the Corporate Objectives. The payout of cash bonuses is primarily determined by the achievement of Corporate Objectives. For example, if 90% of our Corporate Objectives are achieved, 90% of the amount of each NEO’s cash bonus target attributable to the Corporate Objectives will be funded. The Board of Directors, based on the recommendation of the Compensation Committee and at its discretion, may adjust the payout levels. For 2024, the Corporate Objectives achievement level was determined by the Compensation Committee to be 110% of Corporate Objectives.
Please refer to the “Summary Compensation Table” for information concerning the actual bonuses paid to each of our NEOs for the year ended December 31, 2024.
Long Term Incentives — Equity Incentive Awards
Equity incentive awards have the potential to be a significant component of each executive officer’s compensation package, particularly, if the Company’s stock price appreciates. We emphasize equity incentive awards to motivate our executive officers to drive both the short-term and long-term performance of the Company. Each executive officer has a significant role in developing and executing on the Company’s strategy and delivering financial performance year-over-year. We believe the emphasis on and mix of equity awards appropriately aligns their interests with those of our stockholders.
Equity Incentive Grant Mechanics and Timing
The Compensation Committee approves all grants for equity incentives to NEOs (other than the CEO) and other employees. Awards granted to the CEO must be recommended by the Compensation Committee to the Board of Directors for approval. At least 75% of the independent directors of the Board of Directors must approve grants for equity incentives to the CEO.
For annual awards, the grant date is the date during the first calendar quarter when the Compensation Committee and the full Board of Directors meet. The procedure for timing of equity grants minimizes the risk that awards are granted opportunistically for the benefit of employees. This date is established by the Compensation Committee and the full Board of Directors well in advance and typically falls in late February or early March. This first quarter grant date timing coincides with the Company’s calendar-year-based performance management cycle, allowing managers to deliver the equity awards close in time to performance appraisals. The Company believes this timing increases the impact of the awards by strengthening the link between pay and performance. Additional information regarding the timing of grants of equity awards is available under the heading “Executive Compensation — Policies and Practices Related to the Timing of Grants of Certain Equity Awards.”
The exercise price for all stock option awards to the CEO, the Board, and the executive officers is the fair market value of the Company’s Common Stock on the date the grant is approved by the Board of Directors. The fair market value of the Company’s Common Stock as of a particular date is defined as the closing price of the Company’s Common Stock on such date.

Structure of Equity Award Compensation Program
In order to determine the size of equity incentive awards to each executive during the annual grant process, the Compensation Committee reviews market data on how much equity similarly situated officers are receiving at companies in the Peer Group. This review focuses on how much equity and the mix of equity awards that should be granted to each officer in order to be competitive with equity awards provided to comparable officers at companies in the Peer Group for their performance.
Options
The Compensation Committee approves grants of stock options to provide a certain amount of equity to officers that will vest as long as the officer continues to serve at Supernus. These grants align the interests of our executive officers with those of our stockholders because the grants will only have value to the extent the market value of Supernus’ equity increases from the price per share on the date of grant. The exercise price of the stock options is equal to the closing price of the Company’s Common Stock on the date of the grant. Stock option awards for our executive officers were set within a range that is competitive with option awards granted to comparable officers at companies in the Peer Group for performance. Other considerations include the officer’s specific performance, how the officer’s role fits within the hierarchy of the organization, the impact of the officer’s position on the Company’s results, how the officer’s stock option awards have increased historically and how long an officer has been in his or her current role. The Compensation Committee has the discretion to adjust each officer’s award as it deems appropriate.
On February 22, 2024, the Board of Directors approved, upon recommendation from the Compensation Committee, a grant of 322,000 stock options to Mr. Khattar. The Compensation Committee also approved the following grants of stock options: 50,000 to Mr. Dec, 20,000 to Dr. Bhatt, 25,000 to Dr. Rubin, and 25,000 to Mr. Mottola. For additional information regarding the (i) value of these awards, see “Executive Compensation — Grants of Plan-Based Awards,” and (ii) the timing of the grants of these awards, see “Executive Compensation — Policies and Practices Related to the Timing of Grants of Certain Equity Awards.” In determining the actual amounts of each executive officer’s stock option award, the Compensation Committee and Board of Directors considered the recommendations of the CEO and each executive’s individual performance. In the case of Mr. Khattar, the Board of Directors considered the benefit to stockholders of his performance and the recommendations of the Compensation Committee. All stock options vest over four years in four equal installments of 25% each on the first four anniversaries of the date of grant assuming the individual’s continued service during the vesting period.
Performance Share Units
Our Board of Directors and Compensation Committee include Performance Share Units in the mix of equity awards to the Company’s CEO, other NEOs and other executive officers to increase the relative weighting of performance-based compensation and to tie a more significant portion of total executive officer compensation to the achievement of performance goals that we believe drive the fundamentals of our business. Accordingly, all NEOs and other executive officers, in addition to receiving a grant of stock options and restricted stock units, received a portion of their equity award in the form of performance share units. Consistent with our emphasis on aligning pay for performance, each executive’s awarded performance share units vest upon the achievement of specific individual performance objectives, which are designed to support the long-term performance of the Company. Each of the performance share units have an objective that must be achieved within a defined performance period that must expire after no more than ten years.
In connection with the foregoing, on February 22, 2024, Mr. Khattar received a grant of 193,200 performance share units, Mr. Dec received a grant of 12,000 performance share units, Dr. Bhatt received a grant of 5,000 performance share units, and Dr. Rubin and Mr. Mottola each received grants of 7,500 performance share units. Mr. Khattar’s grant of performance share units was increased in 2024 as compared to 2023 because the Committee believes this increase in equity tied to the achievement of performance goals will provide increased focus on Company performance and drive the fundamentals of the Company’s business.
On June 24 2024, the Compensation Committee, based on a recommendation from the CEO, established individual performance objectives for each executive and determined that the achievement of each objective would result in the vesting of a specified portion of the performance share units.

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With respect to Mr. Khattar:

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Exceed non-GAAP operating earnings or net product sales guidance issued by the Company at the beginning of the year by a specified percentage for 2024 and 2025 combined;

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Obtain approval from the FDA of SPN-830 no later than a specified period;

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Generate a new compound hit from the new discovery platform by December 2025;

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File a new patent application for one of the new chemical entities from the discovery platform by 2027;

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Execute a corporate development transaction with specified characteristics (a “Corporate Development Transaction”) during 2025; and

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Achieve positive Phase II data on SPN-820 during a specified period.

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With respect to Mr. Dec:

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Exceed non-GAAP operating earnings or net product sales guidance issued by the Company at the beginning of the year by a specified percentage for 2024 and 2025 combined;

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Simplify and optimize corporate structure to improve net effective corporate tax in 2025;

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Lead the project of improving certain expenses by a specified percentage from the 2024 budget by 2025

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Establish a specific database and software to monitor and manage certain activities no later than a specified period; and

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Secure financing for a Corporate Development Transaction.

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With respect to Dr. Rubin:

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Generate a new compound hit from the new discovery platform by December 2025;

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First in human study for a new program with first patient first visit by a specified period;

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Finalize Integrated Development Plan for a specific program including a clear strategy for creating intellectual property and a well differentiated product profile by end of 2024; and

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Achieve positive Phase II data on SPN-820 during a specified period.

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With respect to Dr. Bhatt:

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Finalize Integrated Development Plan for a specific program with certain specified criteria by the end of 2024;

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File a new patent application for one of the new chemical entities from the discovery platform in 2027; and

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Issuance of a new patent for one of the new chemical entities from the discovery platform by 2028.

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With respect to Mr. Mottola:

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Obtain approval from the FDA of SPN-830 no later than a specified period;

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Manage IT through 2026 such that any cyber-attack on the Company’s systems and network does not disrupt business continuity for more than a specified period; and

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Finalize Integrated Development Plan for a specific program with certain specified criteria by the end of 2024.

Restricted Stock Units
The Company’s restricted stock units (“RSU”) awards vest in four equal installments of 25% each on the first four anniversaries of the date of grant provided the NEO continues to serve at Supernus on each such anniversary date. The Board of Directors believes that providing NEOs (other than the CEO) a mix of time-vesting and performance-vesting equity awards based on pre-established goals achieves a balance in our equity-based compensation program and further aligns the interests of such officer and our stockholders through the RSU award’s retention value.
In connection with the foregoing, on February 22, 2024, Mr. Dec received a grant of 12,000 RSUs, each of Dr. Rubin, Dr. Bhatt and Mr. Mottola received grants of 5,000 RSUs.
Other benefits
Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance, disability insurance, Employee Stock Purchase Plan (“ESPP”) and our 401(k) plan, in each case on the same basis and subject to the same terms as our other employees. The Company makes a safe harbor match to the 401(k) Plan for all participants. There were no special benefits or perquisites provided to any executive officer in 2023. The Company does not maintain a pension program or a deferred compensation plan for executives or for any other employees, other than the Supernus Supplemental Executive Retirement Plan (SERP), which was established for the benefit of Jack Khattar for the sole purpose of receiving funds from a Shire (the former parent of the predecessor of the Company) SERP and providing a continuing deferral program under the Supernus SERP. No additional contributions have been made to the account by Supernus or by Mr. Khattar personally since the Supernus SERP was established.
Corporate Policies Covering Executive Compensation
Incentive Compensation Recoupment Policy
Our Board adopted an Incentive Compensation Recoupment Policy that applies to all of the Company’s current and former executive officers and vice presidents and is intended to conform to the final clawback rule adopted by the SEC implementing applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. Under the policy any cash bonus and/or equity compensation granted by the Company after the date of adoption is subject to recoupment.
The policy provides for discretionary recoupment of compensation if (i) the Board of Directors determines that a covered executive engaged in fraud, intentional misconduct or gross negligence that requires a material restatement of financial results, and (ii) such fraud or intentional misconduct resulted in an incorrect determination that an incentive compensation performance goal had been achieved, whereupon the Board of Directors may take appropriate action to recover from such covered executive any incentive compensation resulting from such incorrect determination paid to such covered executive to the extent it was based on such incorrect determination.
The policy further provides for the mandatory recoupment of compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, whereupon the Company is required to take reasonably appropriate action to recover all erroneously awarded incentive compensation received by an executive during the three year period preceding the required accounting restatement and during any transition period (that results from a change in the Company’s fiscal year) within or immediately following such three year period.
During 2024, the Company was not required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Company’s Incentive Compensation Recoupment Policy nor was there an outstanding balance as of the end of the last completed fiscal year of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

Share Ownership and Retention Guidelines
The Compensation Committee of the Board of Directors recommended, and the Board of Directors adopted, Share Ownership and Retention Guidelines for the Board of Directors and the CEO (the “Guidelines”). Under the Guidelines, each director is required to hold $150,000 of Company stock, and the CEO is required to hold Company stock equal to three times his base salary. The Guidelines were adopted in 2020 and allow each director and the CEO five years to attain the required ownership of Company stock. The Guidelines do not currently have share ownership or retention requirements applicable to other employees or NEOs.
Tax Considerations
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes an annual deduction limit of $1 million on the amount of compensation paid to the Company’s executive officers. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s CEO and other NEOs in a manner consistent with the goals of our executive compensation program and the best interests of Supernus and its shareholders, which may include providing for compensation that is not deductible by Supernus due to the deduction limit under Section 162(m).
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy generally prohibits our directors, CEO, other NEOs and all other employees from entering into hedging or monetization transactions that transfer, with respect to equity compensation received by such individual, all or a portion of the risk of a decline in the market price of shares of our common stock. Our Insider Trading Policy also prohibits directors, CEO, other NEOs as well as all other employees from pledging our securities or holding such securities in a margin account. For additional details regarding our Insider Trading Policy and the other restrictions it contains see “Corporate Governance — Insider Trading Policy”.
Policy Against Repricing Stock Options
The Company has a consistent policy against the repricing of stock options without stockholder approval.
Award Forfeiture Upon Termination for Cause
An executive may be terminated for cause, due to dishonesty, embezzlement, theft or fraudulent misconduct or for other reasons. In such a case, any unpaid and/or unvested incentive awards as of the date of termination would be forfeited.
Benefits in Connection with Termination of Employment
Certain of our executives have agreements related to payments upon a change of control of the Company, which agreements are discussed below under the heading “Executive Compensation — Employment Agreement, Offer Letter and Severance Benefits” of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Compensation Committee:
Georges Gemayel, Ph.D. (Chair),
Frederick M. Hudson,
Charles W. Newhall, III

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the compensation earned by our CEO and other NEOs during the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jack A. Khattar Chief Executive Officer, President & Secretary	2024	1,006,105	5,199,012	5,567,427	826,254	50,195	17,848,004
	2023	963,000	4,760,000	6,675,200	830,588	49,305	13,278,093
	2022	913,500	3,616,250	4,767,500	685,125	30,342	10,012,717
Timothy C. Dec Senior Vice President, Chief Financial Officer	2024	486,821	658,200	864,507	229,160	56,160	2,953,048
	2023	453,800	726,000	953,600	210,588	39,639	2,383,597
	2022	412,500	151,190	476,750	178,200	44,730	1,263,370
Jonathan Rubin, MD Senior Vice President, Chief Medical Officer Research and Development	2024	467,500	341,525	432,254	192,530	50,274	1,825,608
	2023	440,000	448,000	476,800	184,448	38,081	1,587,329
	2022	412,000	183,390	476,750	149,291	33,357	1,254,788
Padmanabh P. Bhatt, Ph.D. Senior Vice President, Intellectual Property, Chief Scientific Officer	2024	441,034	274,250	345,803	163,434	53,459	1,552,229
	2023	427,700	363,000	476,800	163,165	37,546	1,468,211
	2022	415,200	183,390	343,260	140,973	37,963	1,120,759
Frank Mottola Senior Vice President, Quality GMP Operations, Information Technology and Regulatory Affairs	2024	378,429	341,525	432,254	140,001	53,215	1,686,949
	2023	352,700	544,500	715,200	129,361	44,418	1,786,179
	2022	342,400	183,390	343,260	109,080	39,393	1,029,939

(1)
Our CEO will only realize compensation to the extent performance share units vest depending upon the level of achievement of specified performance goals. Our other NEOs will only realize a portion of this compensation unless the stock awards comprised of performance share units vest, which is dependent upon the level of achievement of specified performance goals. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements included in our Annual Report to Stockholders.

(2)
Our NEOs will only realize compensation to the extent the market price of our common stock at date of exercise is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements included in our Annual Report to Stockholders.

(3)
Amounts represent annual performance bonus compensation earned for the years ended December 31, 2024, 2023 and 2022 based on pre-established performance objectives. Annual performance bonus compensation for 2024, 2023 and 2022 was paid in early 2025, early 2024 and early 2023, respectively.

(4)
Amounts include (i) the premium amounts paid by us for life insurance and short-term and long-term disability coverage for each NEO, (ii) the employer matching contributions made on behalf of each NEO to our 401(k) plan and (iii) the compensation expense related to participation in the Company’s ESPP for Drs. Bhatt and Rubin and Messrs. Dec and Mottola. Mr. Khattar’s other compensation also includes the value of certain expenses incurred in connection with participation by Mr. Khattar in the Company’s President’s Club award program for certain of the Company’s sales professionals, which was valued at $16,902 for fiscal year 2024. Drs. Bhatt and Rubin’s and Mr. Mottola’s other compensation also includes a reimbursement for certain membership fees of $300, $184 and $255 in the fiscal year 2024, respectively. In addition, Mr. Dec’s other compensation for fiscal year 2024 includes a grossed-up tenure award of $750 received in the fiscal year 2024.

Employment Agreement, Offer Letter and Severance Benefits
Jack A. Khattar
On December 22, 2005, we entered into an Employment Agreement with Mr. Khattar, our President and CEO, providing for his continued employment, effective as of the signing date. This employment agreement provides that Mr. Khattar’s employment is at-will and may be terminated by either us or him at any time for any or no reason. Mr. Khattar’s base salary is subject to review from time to time by the Compensation Committee and our Board of Directors and may increase based on his and the Company’s performance. Furthermore, he is eligible to participate in our group benefits programs, including but not limited to, medical insurance, vacation and retirement plans, and will be provided with life insurance and the ability to participate in a 401(k) plan.
On February 29, 2012, we entered into an amended and restated employment agreement with Mr. Khattar effective January 1, 2012, to revise terms related to termination benefits and change in control provisions while retaining in all material respects the terms of Mr. Khattar’s previous employment agreement. On August 6, 2014, the Company entered into the first amendment to Mr. Khattar’s amended and restated employment agreement to further revise terms related to termination benefits upon a change in control. Under the amendment, upon Mr. Khattar’s termination following a change in control, Mr. Khattar’s stock-based compensation arrangements will be fully vested and non-forfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements. On March 2, 2016, we entered into the second amendment to the amended and restated employment agreement with Mr. Khattar, which amendment eliminated a provision limiting the target bonus our Board of Directors or the Compensation Committee may award Mr. Khattar. On May 8, 2018, we entered into the third amendment to the amended and restated employment agreement with Mr. Khattar, which amendment added a provision that all amounts payable to Mr. Khattar under the employment agreement are subject to the Company’s then existing clawback policy. Finally, on December 11, 2023, we entered into the fourth amendment to the amended and restated employment agreement with Mr. Khattar, which amendment acknowledged that Mr. Khattar is subject to the Company’s Incentive Compensation Recoupment policy as amended in November 2023 and as it may be amended from time to time.
In the event Mr. Khattar is terminated by us without cause, as defined in the employment agreement, or he resigns with good reason, as defined in the employment agreement, as amended, to include, among other things, any material reduction in base compensation or material diminution in title, duties or responsibilities as President and CEO, Mr. Khattar will be entitled to receive (i) continued payment of his base salary for 18 months, (ii) an amount equal to the most recent annual bonus paid to him, which shall be payable over 18 months, and (iii) continuation of his taxable and non-taxable benefits for 18 months, subject to the limits under applicable law. In the event that Mr. Khattar is terminated for cause or he terminates his employment without good reason, Mr. Khattar will not be entitled to the payments and benefits described above, unless mutually agreed upon in writing. Mr. Khattar’s employment agreement, as amended, also includes a non-solicitation covenant and a non-compete covenant for at least one year following the termination of Mr. Khattar’s employment.
Other Officers
Each of Messrs. Dec and Mottola and Dr. Rubin has entered into a standard form of Executive Retention Agreement with the Company, which provides severance payments and other benefits in the event of a change of control of our Company. We believe that the occurrence or potential occurrence of a change of control transaction could create uncertainty regarding the continued employment of these executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction may be uncertain, we provide our executive officers with severance benefits if the executive’s employment terminates in connection with a change of control. The payment of change of control protection benefits (other than vesting of equity awards) is only triggered by a termination of employment.

The standard form of Executive Retention Agreement, as amended, provides that all amounts payable under the Executive Retention Agreement are subject to the Company’s Incentive Compensation Recoupment Policy as amended in November 2023 and as it may be amended from time to time. That policy is described herein under the heading “Corporate Policies Covering Executive Compensation.” Upon termination of employment by the Company prior to a change in control without cause or by the executive officer for good reason, the executive officer will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date. In the event of termination of employment by the Company on the date of, or within 12 months after a change in control without cause or by the executive officer for good reason, the executive officer will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date, a lump-sum payment equal to the most recent annual bonus received by the executive officer, and the executive officer’s stock-based compensation arrangements will be fully vested and nonforfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements.
The specific terms of the standard form of Executive Retention Agreement, as amended, were approved by our Compensation Committee and ratified by our Board of Directors after consideration of a recommendation by Aon that the adoption of certain termination and change of control practices are consistent with the Company’s Peer Group. The specific severance benefits payable to our executive officers are set forth below under “Potential Payments upon Termination or Change of Control.”
Pursuant to the terms of the offer letter with Dr. Bhatt, he is entitled to receive six months of severance pay in connection with a restructuring of the Company that results in the elimination of his position.
Pension Benefits
Our NEOs did not participate in or have account balances in any qualified or nonqualified defined benefit plans sponsored by us. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in the best interest of our shareholders.
Deferred Compensation
Our CEO participates in the Supernus Supplemental Executive Retirement Plan (SERP). The Supernus SERP was established for the sole purpose of receiving funds from a previous SERP and providing a continual deferral program under the Supernus SERP. The Company has not made, and has no plans to make, contributions to the SERP.
Grants of Plan-Based Awards
During fiscal year ended December 31, 2024, CEO and other NEOs participated in our performance-based cash incentive plan and our equity award program in which each officer was eligible for the awards set forth in the following table. The following table also sets forth information regarding cash and equity awards granted to our CEO and other NEOs during the year ended December 31, 2024.

Grants of Plan-Based Awards
Name	Grant Date	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jack A. Khattar	2/22/2024	Cash	—	751,125	751,125	—	—	—	—	—
	2/22/2024	Options	—	—	—	—	322,000	322,000	27.94	5,567,427
	6/24/2024(4)	PSUs	—	—	—	—	193,200	193,200	—	5,199,012
Timothy C. Dec	2/23/2023	Cash	—	218,475	218,475	—	—	—	—	—
	2/23/2023	Options	—	—	—	—	50,000	50,000	27.94	864,507
	2/23/2023	RSUs	—	—	—	—	12,000	12,000	—	335,280
	6/24/2024(4)	PSUs	—	—	—	—	12,000	12,000	—	322,920
Jonathan Rubin, MD	2/22/2024	Cash	—	186,560	186,560	—	—	—	—	—
	2/22/2024	Options	—	—	—	—	25,000	25,000	27.94	432,254
	2/22/2024	RSUs	—	—	—	—	5,000	5,000	—	139,700
	6/24/2024(4)	PSUs	—	—	—	—	7,500	7,500	—	201,825
Padmanabh P. Bhatt, Ph.D.	2/22/2024	Cash	—	154,175	154,175	—	—	—	—	—
	2/22/2024	Options	—	—	—	—	20,000	20,000	27.94	345,803
	2/22/2024	RSUs	—	—	—	—	5,000	5,000	—	139,700
	6/24/2024(4)	PSUs	—	—	—	—	5,000	5,000	—	134,550
Frank Mottola	2/22/2024	Cash	—	132,090	132,090	—	—	—	—	—
	2/22/2024	Options	—	—	—	—	25,000	25,000	27.94	432,254
	2/22/2024	RSUs	—	—	—	—	5,000	5,000	—	139,700
	6/24/2024(4)	PSUs	—	—	—	—	7,500	7,500	—	201,825

(1)
Future payout amounts are based on the target bonus percentage recommended by the Compensation Committee and approved by the Board of Directors on February 22, 2024.

(2)
Amounts represent the closing market price of our common stock on the date of the grant.

(3)
Amounts reflect the aggregate grant date fair value of the awards calculated in accordance with ASC 718.

(4)
The performance metric for this tranche of the performance share unit grant was approved by the Compensation Committee on June 24, 2024.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth certain information regarding the outstanding equity awards held by our NEOs as of December 31, 2024.
	Options Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Jack A. Khattar	255,000	—	12.98	3/1/2026			20,000	723,200
	325,000	—	25.30	2/24/2027			25,000	904,000
	250,000	—	39.40	2/14/2028			35,000	1,265,600
	300,000	—	36.75	2/22/2029			154,560	5,588,890
	281,250	—	23.99	2/21/2030
	150,000	50,000	29.61	2/19/2031
	125,000	125,000	32.20	2/22/2032
	70,000	210,000	38.60	2/23/2033
	—	322,000	27.94	2/22/2034
Timothy C. Dec	63,750	21,250	25.09	8/23/2031	1,000	36,160	6,000	216,960
	12,500	12,500	32.20	2/22/2032	7,500	271,200	12,000	433,920
	10,000	30,000	38.60	2/23/2033	12,000	433,920
	—	50,000	27.94	2/22/2034
Jonathan Rubin, MD	15,000	—	23.99	2/21/2030	1,500	54,240	750	27,120
	18,750	6,250	29.61	2/19/2031	3,750	135,600	6,750	244,080
	12,500	12,500	32.20	2/22/2032	5,000	180,800	5,625	203,400
	5,000	15,000	38.60	2/23/2033
	—	25,000	27.94	2/22/2034
Padmanabh P. Bhatt, Ph.D.	30,000	—	39.40	2/14/2028	1,500	52,240	1,500	54,240
	35,000	—	36.75	2/22/2029	3,750	135,600	1,250	45,200
	12,750	4,250	29.61	2/19/2031	5,000	180,800	5,000	180,800
	9,000	9,000	32.20	2/22/2032
	5,000	15,000	38.60	2/23/2033
	—	20,000	27.94	2/22/2034
Frank Mottola	14,000	—	12.98	3/1/2026	1,500	54,240	2,010	72,682
	15,000	—	25.30	2/24/2027	5,625	203,400	7,500	271,200
	10,000	—	39.40	2/14/2028	5,000	180,800	7,500	271,200
	14,000	—	36.75	2/22/2029
	22,000	—	23.99	2/21/2030
	12,750	4,250	29.61	2/19/2031
	9,000	9,000	32.20	2/22/2032
	7,500	22,500	38.60	2/23/2033
	—	25,000	27.94	2/22/2034

(1)
All stock options and grants of restricted stock units vest over four years in four equal installments of 25% each on the first four anniversaries of the date of grant.

(2)
Equals the closing market price of our common stock on the date of grant.

(3)
Based on the closing market price of our common stock on December 31, 2024.

(4)
All performance share units vest, if at all, upon the achievement of specific individual performance objectives, which are designed to support the long-term performance of the Company.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Jack A. Khattar	250,000	6,837,950	108,640	3,584,258
Timothy C. Dec	—	—	3,000	86,620
Jonathan Rubin, MD	—	—	4,625	150,704
Padmanabh P. Bhatt, Ph.D.	120,000	1,717,827	3,250	94,243
Frank Mottola	15,000	417,743	3,615	103,103
Potential Payments upon Termination or Change in Control
Assuming Mr. Khattar’s employment is terminated without cause or he resigns for good reason, or he resigns for good reason after a change of control, each such term as defined in Mr. Khattar’s employment agreement, on December 31, 2024, the estimated values of payments and benefits to Mr. Khattar are set forth in the following table. Assuming Messrs. Dec’s or Mottola’s or Dr. Rubin’s respective employment is terminated without cause or any of them resigns for good reason, or resigns for good reason after a change of control, each such term as defined in the Executive Retention Agreement, the estimated values of payments and benefits to these executives on December 31, 2024, are set forth in the following table. In addition, the following table also sets forth the amount payable upon a restructuring of Supernus that results in the elimination of Dr. Bhatt’s position assuming the restructuring occurred on December 31, 2024.
Name	Benefit	Termination Upon a Restructuring	Termination Without Cause or Resignation for Good Reason	Resignation for Good Reason After a Change of Control
Jack A. Khattar	Base salary continuation	$1,502,250	$1,502,250	$1,502,250
	Bonus(1)	$830,588	$830,588	$830,588
	Continuation of benefits(2)	$29,020	$29,020	$29,020
	Total	$2,361,858	$2,361,858	$2,361,858
Timothy C. Dec	Base salary continuation	$485,500	$485,500	$485,500
	Bonus(3)	$210,558	$210,558	$210,558
	Continuation of benefits(4)	$18,445	$18,445	$18,445
	Total	$714,503	$714,503	$714,503
Jonathan Rubin, MD	Base salary continuation	$466,400	$466,400	$466,400
	Bonus(3)	$184,448	$184,448	$184,448
	Continuation of benefits(4)	$19,347	$19,347	$19,347
	Total	$670,195	$670,195	$670,195
Padmanabh P. Bhatt, Ph.D.	Severance	$220,250
Frank Mottola	Base salary continuation	$377,400	$377,400	$377,400
	Bonus(3)	$129,361	$129,361	$129,361
	Continuation of benefits(4)	$28,807	$28,807	$28,807
	Total	$535,568	$535,568	$535,568

(1)
Amount shown for bonus in connection with a change in control represents the bonus payment Mr. Khattar would have earned under his employment agreement based on the assumption that his employment terminated as of the last day of fiscal year 2024. The amount set forth in the table reflects the bonus paid to Mr. Khattar during 2024 under our annual cash incentive plan, which pertained to the 2023 fiscal year.

(2)
Amounts shown for continuation of benefits represent estimates for the continuation of COBRA insurance benefits afforded to Mr. Khattar and eligible family members in accordance with his employment agreement.

(3)
Amounts shown for bonus in connection with the Executive Retention Agreement represent the bonus payment to the executive based on a lump-sum payment equal to the most recent annual bonus received by the executive. The amount set forth in the table reflects the bonus paid to each executive during 2024 under our annual cash incentive plan, which pertained to the 2023 fiscal year.

(4)
Amounts shown for continuation of benefits represent estimates for the continuation of COBRA insurance benefits afforded to the executive officer and eligible family members in accordance with the Executive Retention Agreement.

CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer to the annual total compensation of our median employee. During fiscal year 2024, the principal executive officer of Supernus was our President and Chief Executive Officer, Jack Khattar. For 2024, the annual total compensation of Mr. Khattar, as disclosed in the Summary Compensation Table, was $17,848,004, and for our median employee was $166,121, resulting in a pay ratio of approximately 107:1.
In accordance with Item 402(u) of Regulation S-K, with the assistance of Aon we identified the median employee as of December 31, 2024 by (i) aggregating for each applicable employee (A) annual base salary, (B) the target bonus and commissions and (C) the estimated grant date fair value of equity granted in 2024, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Supernus, excluding Mr. Khattar.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our NEOs other than our PEO (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Jack Khattar(1) ($)	Compensation Actually Paid to Jack Khattar(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Earnings ($ Millions)	Gross Product Sales ($ Millions)(5)
					Total Shareholder Return (“TSR”) ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	17,848,004	14,445,533	2,004,458	1,685,133	152.45	118.20	73.9	1,101
2023	13,278,093	13,491,498	1,806,329	1,691,851	122.01	118.87	1.3	1,071
2022	10,012,717	11,056,323	1,167,214	1,433,071	150.38	113.65	60.7	1,181
2021	8,116,721	7,914,950	979,005	601,468	122.93	126.45	53.4	1,021
2020	6,669,046	6,134,966	1,204,624	939,602	106.07	126.42	127.0	951
1.   Jack Khattar was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2020	2021	2022-2024
James P. Kelly	Timothy C. Dec	Timothy C. Dec
Stefan K.F. Schwabe, M.D., Ph.D.	Jonathan Rubin, MD	Jonathan Rubin, MD
Padmanabh P. Bhatt, Ph.D.	Padmanabh P. Bhatt, Ph.D.	Padmanabh P. Bhatt, Ph.D.
Tami Martin, R.N., Esq.	Tami Martin, R.N., Esq.	Frank Mottola
Gregory S. Patrick	James P. Kelly	—
2.   The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.   Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Inclusion of Equity Values column are set forth in the table further below.
Year	Summary Compensation Table Total for Jack Khattar ($)	Exclusion of Stock Awards and Option Awards for Jack Khattar ($)	Inclusion of Equity Values for Jack Khattar ($)	Compensation Actually Paid to Jack Khattar ($)
2024	17,848,004	(10,766,439)	7,363,968	14,445,533
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,004,458	(922,579)	603,254	1,685,133

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jack Khattar ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jack Khattar ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jack Khattar ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jack Khattar ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jack Khattar ($)	Total − Inclusion of Equity Values for Jack Khattar ($)
2024	10,504,593	(2,103,882)	1,375,198	(2,411,941)	—	7,363,968
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total − Average Inclusion of Equity Values for Non- PEO NEOs ($)
2024	1,006,487	(168,509)	58,719	(293,443)	—	603,254
4.   The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance. Cumulative TSR is calculated by dividing (i) the sum of (a) the cumulative amount of any dividends for the measurement period and (b) the change in the company’s share price during the measurement period by (ii) the share price at the beginning of the measurement period. This assumes dividend reinvestment.
5.   We determined Gross Product Sales to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024, 2023 and 2022. This performance measure may not have been the most important financial performance measure for years prior and we may determine a different financial performance measure to be the most important financial performance measure in future years. The Company’s net revenues consist of net product sales and royalties, licensing and other revenues. The Company recognizes revenue from product sales in an amount that reflects the consideration the Company expects to ultimately receive in exchange for those goods. The Company recognizes gross product sales when its customers take control of its products, including title and ownership. Product sales are recorded net of various forms of variable consideration, including: provision for estimated rebates; provision for estimated future product returns; and an estimated provision for discounts. These are collectively considered “sales deductions.” These amounts are treated as variable consideration, estimated and recognized as a reduction of the transaction price at the time of sale.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years, and the Nasdaq Biotechnology Index TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus TSR
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Earnings
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Earnings during the four most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Earnings

Compensation Actually Paid ($ Millions)
16
14
12
10
8
6
4
2
0
Net Earnings ($ Millions)
$140
$120
$100
$80
$60
$40
$20
$0
127.0
6.1
0.9
7.9
53.4
0.6
11.1
60.7
1.4
13.5
1.7
1.3
14.4
73.9
1.7
2020
2021
2022
2023
2024
Fiscal Year
Jack A. Khattar Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Supernus Pharmaceuticals, Inc. Net Earnings

Net Earnings included in the preceding chart is calculated in accordance with GAAP (Generally Accepted Accounting Principles). During 2021, 2022, 2023 and 2024, the Company recorded amortization expenses for intangible assets of $30.0 million, $82.6 million, $82.4 million and $78.0 million, respectively. The level of amortization of intangible assets increased during 2021 and increased further in 2022 primarily due to the amortization of definitive-lived intangible assets acquired in the US WorldMeds and Adamas acquisitions.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Gross Product Sales
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Gross Product Sales during the four most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Gross Product Sales

Compensation Actually Paid ($ Millions)
16
14
12
10
8
6
4
2
0
Gross Product Sales ($ Millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
6.1
0.9
7.9
0.6
11.1
1.4
13.5
1.7
14.4
1.7
951
1,021
1,181
1,071
1,101
2020
2021
2022
2023
2024
Fiscal Year
Jack A. Khattar Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Gross Product Sales ($ Millions)

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.
Gross Product Sales
Operating Earnings
POLICIES AND PRACTICES RELATED TO THE TIMING OF GRANTS OF CERTAIN EQUITY AWARDS
At a regularly scheduled annual meeting of the Company’s Board of Directors and Compensation Committee held in late February or early March of each year, it is the Board’s and Compensation Committee’s long-standing practice to review the Company’s results for the most recently completed fiscal year, review the company’s financial plan and strategy for the upcoming fiscal year. At these meetings the Compensation Committee also review the performance of the Company’s executive officers with the Chief Executive Officer and based on those reviews, approves the grant of cash bonuses and equity awards for each individual’s performance (other than the CEO) on the most recently completed fiscal year and establish their salaries for the current fiscal year and recommends to the Board of Directors grants of cash bonuses and equity awards for the CEO on the most recently completed fiscal year and any change to the

CEO’s salary for the current fiscal year. After further reviews and discussions, the Board determines whether to approve the Compensation Committee’s recommendations as to grants of cash bonuses and equity awards for the CEO on the most recently completed fiscal year and any change to the CEO’s salary for the current fiscal year. Accordingly, the grant date for those equity awards has always been the date of the late February or early March meeting of the Compensation Committee and Board of Directors. The meeting date is generally set at least a year in advance. This timing coincides with the Company’s calendar-year-based performance management cycle, allowing managers to deliver the equity awards close in time to performance appraisals. It is the Board of Director’s and Compensation Committee’s belief that maintaining a consistent grant practice, based on a date that is generally set at least a year in advance, is in the best interests of the Company as is strengthens the link between pay and performance while also minimizing the risk that awards are granted opportunistically for the benefit of employees.
During these annual meetings, the Compensation Committee and Board of Directors reviews market data on how much equity similarly situated officers are receiving at companies in the Peer Group as well as how much equity and the mix of equity awards that should be granted to each executive officer in order to be competitive with equity awards provided to comparable officers at companies in the Peer Group. Among the types of equity awards often granted to the Company’s executive officers are options. As discussed in greater detail above under the heading “Elements of Executive Compensation — Long Term Incentives — Equity Incentive Awards — Options”, grants of stock options provide a certain amount of equity to officers that will vest as long as the officer continues to serve at Supernus, aligning the officers’ interests with those of our stockholders because the grants will only have value to the extent the market value of Supernus’ equity increases from the price per share on the date of grant.
The following table presents information regarding options issued to our executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.
Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award
Percentage
Change in the
Closing Market
Price of the Securities
Underlying the Award
Between the Trading Day
Ending Immediately
Prior to the Disclosure
of Material Nonpublic
Information and
the Trading Day
Beginning Immediately
Following the
Disclosure of Material
Nonpublic Information

Jack Khattar	02/22/2024	322,000	$27.94	17.29	1%
Timothy C. Dec	02/22/2024	50,000	$27.94	17.29	1%
Jonathan Rubin	02/22/2024	25,000	$27.94	17.29	1%
Padmanabh Bhatt	02/22/2024	20,000	$27.94	17.29	1%
Frank Mottola	02/22/2024	25,000	$27.94	17.29	1%

DIRECTOR COMPENSATION
The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board of Director or committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity. The equity compensation has historically taken the form of stock options, which we believe motivates the non- employee directors to help us achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.
Our Compensation Committee regularly assesses our non-employee director compensation program in consultation with Aon, its independent compensation consultant, who provides analysis and input on prevailing market practices and recommends any changes to the program to our Board of Directors, which ultimately approves non-employee director compensation.
The 2024 director compensation structure was recommended by the Compensation Committee and approved by the Board of Directors following the review of peer practices from Aon. The 2024 director compensation structure did not change from the 2023 director compensation structure. Under our director compensation structure for 2024, non-chairman members of the Board of Directors received an annual retainer of $50,000 and the Chairman of the Board received an additional $35,000, paid annually. The chairman and members of the Company’s standing committees received the following retainers for their committee service:
Committee	Chairman ($)	Member ($)
Audit Committee	25,000	12,500
Compensation Committee	20,000	10,000
Governance and Nominating Committee	12,000	6,000
Science Committee	20,000	10,000
Our employee director receives no compensation for serving as a director.
The following table sets forth a summary of the compensation we paid to each non-employee director in 2024.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Georges Gemayel	88,500(2)	150,010	142,678	381,188
Frederick M. Hudson	85,000(3)	150,010	142,678	377,688
Charles W. Newhall, III	107,000(4)	150,010	142,678	399,688
Carrolee Barlow, M.D., Ph.D.	76,000(5)	150,010	142,678	368,688
Bethany L. Sensenig	62,500(6)	150,010	142,678	355,188
John M. Siebert, Ph.D.	46,250(7)	162,520(7)	142,678	351,448

(1)
Amounts represent the grant date fair value of our common stock calculated in accordance with ASC 718. The grant date of each stock and option award was February 22, 2024, except with respect to Ms. Sensenig who was not yet serving on the Board on such date and whose option award has a grant date of August 17, 2023.

(2)
Dr. Gemayel received a $50,000 annual Board retainer and $12,500 for his service as a member of the Audit Committee, $10,000 for his service as a member of the Compensation Committee, $10,000 for his service as a member of the Science Committee, and $6,000 for his service as a member of the Governance and Nominating Committee.

(3)
Mr. Hudson received a $50,000 annual Board retainer, $25,000 for service as Chairman of the Audit Committee, and $10,000 for his service as a member of the Compensation Committee.

(4)
Mr. Newhall received a $50,000 annual Board retainer, a $35,000 retainer for his service as Chairman of the Board, $12,000 for his service as Chairman of the Governance and Nominating Committee, and $10,000 for his service as a member of the Compensation Committee.

(5)
Dr. Barlow received a $50,000 annual Board retainer, $20,000 for her service as Chairman of the Science Committee, and $6,000 for her service as a member of the Governance and Nominating Committee.

(6)
Ms. Sensenig received a $50,000 annual Board retainer and $12,500 for her service as a member of the Audit Committee.

(7)
Mr. Siebert received a $25,000 annual Board retainer, $6,250 for his service as a member of the Audit Committee, $10,000 for his service as a member of the Compensation Committee, and $5,000 for his service as a member of the Science Committee. Payments to Mr. Siebert were pro-rated based on his service on the Board and its committees through June 14, 2024. Includes the incremental fair value of stock awards as a result of the acceleration of vesting of previously awarded restricted stock units upon Mr. Siebert’s retirement from the Board.

Equity Awards
In addition to the cash retainers set forth above, for 2024, the Compensation Committee recommended and the Board of Directors approved the following equity awards to our then serving non-employee directors on February 22, 2024.
Stock Option Awards
On February 22, 2024, each then serving non-employee director received approximately 50% of the grantee’s annual equity award as non-statutory stock options to purchase shares of the Company’s Common Stock. The options granted to non-employee directors have an exercise price of $27.94, which is equal to the closing price of the Company’s Common Stock on the date of the grant, and are subject to a ten-year term and vest at the end of the one-year period following the date of grant.
Restricted Stock Unit Awards
On February 22, 2024, each then serving non-employee director received approximately 50% of the grantee’s annual equity award in restricted stock units equal to $150,000 of the Company’s Common Stock, which resulted in a grant date fair value of $150,009. These restricted stock unit awards vest at the end of the one-year period following the date of grant and are subject to forfeiture if the grantee ceases to be a member of the Board of Directors for any reason prior to the award’s vesting date.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed our audited consolidated financial statements with management. The Audit Committee has discussed the matters required to be discussed by Auditing Standards No. 1301 “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board with KPMG LLP, our independent registered public accounting firm.
The Audit Committee has received written disclosures from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board which relate to the accountant’s independence from us and has discussed with KPMG LLP their independence from us. The Audit Committee has considered whether the provision of the services provided by KPMG LLP is compatible with maintaining KPMG LLP’s independence.
Based on the review and discussions referenced above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.
Audit Committee:
Frederick M. Hudson (Chair),
Georges Gemayel, Ph.D.,
Bethany Sensenig

PROPOSAL 2
SAY-ON-PAY
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of our CEO and other named executive officers (NEOs), which is described in the Compensation Discussion and Analysis, the executive compensation tables, and the accompanying narrative disclosure in the Company’s Proxy Statement (commonly referred to as a “say-on-pay” vote). Pursuant to Section 14A of the Exchange Act, each public company must submit this proposal to its stockholders not less than every three years. We presently submit this non-binding “say-on-pay” advisory vote to our stockholders annually, so the next “say-on-pay” advisory vote will be at the Annual Meeting of Stockholders to be held in 2026. In this Proposal 2, we are asking our stockholders to approve, on a non-binding basis, the compensation paid to our CEO and other NEOs.
As noted in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to align the interests of our executives with those of our stockholders to reward executives with incentives that are closely linked to the Company’s short and long-term performance goals. Through regular review of the alignment of executive compensation with the Company’s performance, the Compensation Committee seeks to successfully attract and retain highly qualified and motivated executives by providing a competitive executive compensation program that aligns with the value that our executives create for our stockholders. The Compensation Discussion and Analysis section describes our executive compensation philosophy and objectives, how our compensation program is designed, the elements of executive compensation, the use of comparisons and peer group data, and the actual compensation of our CEO and other NEOs. The Compensation Committee and our Board of Directors believe that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in implementing our compensation philosophy and objectives and that the compensation of our CEO and other NEOs for fiscal year 2024 reflects and supports those policies and practices.
Our Compensation Committee and Board of Directors will take into consideration the outcome of this advisory vote in determining future compensation decisions.
The Board of Directors recommends a vote “FOR” the proposal to approve, on a non-binding basis, the compensation paid to our named executive officers, as described in this Proxy Statement.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm (IRPA Firm) for the fiscal year ending December 31, 2025. The IRPA Firm has served as our independent auditors since October 2015. The IRPA Firm is considered by management to be well qualified.
Appointment of the IRPA Firm is not required to be submitted to a vote of our stockholders for ratification. However, the Board of Directors has determined that the matter should be presented to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the IRPA Firm and may retain that firm or another without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different IRPA Firm at any time during the year if it determines that such a change would be in the Company’s best interests and the best interests of the stockholders.
A representative from the IRPA Firm is expected to attend the Annual Meeting of Stockholders and will have the opportunity to respond to appropriate questions of stockholders.
The following table sets forth, in thousands, the aggregate billed fees and fees expected to be billed for services rendered to us by KPMG LLP through March 31, 2025 as described below ($ in thousands):
	2024	2023
Audit fees	$1,854	$1,942
Audit-related fees	—	—
Tax fees	—	—
All other fees	$116	—
Total	$1,970	$1,942
Audit Fees:   These amounts include fees for professional services rendered for the audit of the Company’s annual financial statements, review of the Company’s financial statements included in the Company’s quarterly reports, audit of the Company’s internal control over financial reporting, audit services with respect to acquired entities, review of documents filed with the SEC, consents and certain accounting consultations in connection with the audits.
Audit-Related Fees:   Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees include professional services incurred in connection with accounting consultations and consultations regarding financial accounting and reporting standards.
Tax Fees:   Tax fees consist primarily of professional services for corporate tax compliance, including the preparation of tax returns and consultation services.
All Other Fees:   All other fees principally include support services and expenses related to a legal proceeding.
The Audit Committee has reviewed the IRPA Firm’s provision of services and has determined that these services are compatible with maintaining the auditor’s independence. The IRPA Firm did not provide any non-audit services for us in 2024 or 2023.
All of the audit services provided by KPMG LLP described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by Supernus’ independent auditors. On an ongoing basis, management will communicate specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee will review these requests and advise management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors will report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.
The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as our independent public accounting firm for the year ending December 31, 2025.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10 percent of a registered class of Supernus’ equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of Forms 3 and 4 and amendments thereto furnished to us during the 2024 fiscal year, including Forms 5 and amendments thereto furnished to us, and on written representations from the Company’s directors and executive officers, we believe that all such forms were timely filed in 2024 other than as disclosed herein. One of Mr. Khattar’s Forms 4 was filed after of the applicable deadline. One of Mr. Bhatt’s Forms 4 was filed after of the applicable deadline.
STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholders intending to submit proposals (other than a director nomination) to be included in our proxy statement for the Annual Meeting of Stockholders to be held in 2026 must send their proposals to the Secretary of Supernus at 9715 Key West Avenue, Rockville, Maryland 20850 no later than December 30, 2025. Such proposals must relate to matters appropriate for stockholder action and be consistent with the SEC’s rules and regulations regarding the inclusion of stockholder proposals in our proxy materials set forth in Rule 14a-8. With respect to director nominations, stockholders should refer to the Corporate Governance section of this Proxy Statement.
Stockholders intending to present proposals at our 2026 Annual Meeting, and not intending to have such proposals included in our proxy statement for such meeting, must send their written proposal to the Secretary of Supernus at 9715 Key West Avenue, Rockville, Maryland 20850 no earlier than February 16, 2026 and no later than March 18, 2026, and such written proposal must be in accordance with the requirements set forth in our Amended and Restated Bylaws. If notification of a stockholder proposal is not received by the above date, we may vote, in our discretion. any and all of the proxies received in that solicitation.
ANNUAL REPORT
Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2024) accompanies this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

01 - Carrolee Barlow, M.D., Ph.D. 02 - Jack A. Khattar1 U P XFor Withhold For WithholdSupernus Pharmaceuticals, Inc.Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals A 2 and 3, and AGAINST Proposal 4.045D8A2. to approve, on a non-binding basis, the compensation paid toour named executive officers;3. to ratify the appointment of KPMG LLP as our independentregistered public accounting firm for the fiscal year endingDecember 31, 2025;1. to elect two (2) directors to hold office for the ensuing three years and until their successors have been duly elected and qualified:For Against AbstainFor Against AbstainFor Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.4. to consider and vote upon a stockholder proposal, if includedin our Proxy Statement for the Annual Meeting of Stockholders(the “Proxy Statement”) and properly presented at themeeting; and5. to transact such other business as may properly comebefore the Annual Meeting or any adjournment oradjournments thereof.2025 Annual Meeting Proxy CardUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qYou may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/SUPN or scanthe QR code — login details are located inthe shaded bar below.Your vote matters – here’s how to vote!Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/SUPNPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/SUPNNotice of 2025 Annual Meeting of StockholdersSupernus Pharmaceuticals, Inc.9715 Key West Avenue, Rockville, MD 20850Proxy Solicited on behalf of the Board of Directors for Annual Meeting on June 16, 2025Jack A. Khattar and Timothy C. Dec or either of them, each with the power of substitution, are hereby authorized as Proxies to represent and vote the sharesof the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders ofSupernus Pharmaceuticals, Inc. to be held on June 16, 2025 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed herein by the stockholder. If no such directions are indicated, the Proxies will have authorityto vote FOR all the nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy - Supernus Pharmaceuticals, Inc.C Non-Voting Itemsq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The proxy statement and annual report are available at: www.edocumentview.com/SUPNThe 2025 Annual Meeting of Stockholders of Supernus Pharmaceuticals, Inc. will be held onJune 16, 2025 at 10:00 A.M. Eastern Daylight Time, virtually via the Internet at meetnow.global/MXGLRPM.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.